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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BellSouth Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BELLSOUTH®

- 2004 -

Notice of Annual Meeting of Shareholders

Proxy Statement

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

When is the meeting?	9:00 a.m. eastern time, Monday, April 26, 2004
Where is the meeting held?	Cobb Galleria Centre Ballroom 2 Galleria Parkway Atlanta, Georgia 30339
What are the items of business?	• Elect three directors.
• Ratify the appointment of PricewaterhouseCoopers LLP as BellSouth's independent auditor for the year 2004.
• Vote on the directors' proposal to amend the Company's By-laws to provide for the annual election of the directors.
• Vote on the directors' proposal regarding the BellSouth Corporation Stock and Incentive Compensation Plan.
• Vote on three shareholder proposals.
• Transact such other business as may properly come before the meeting, and any adjournment or postponement.
Who can vote?
You can vote if you were a shareholder of record on March 8, 2004. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.
How can I vote?	Your vote is important. Please vote in one of these ways:
• By Internet — visit the website listed on the proxy card;
• By telephone — use the toll-free telephone number shown on the proxy card;
• By mail — mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope; or
• In person — submit a ballot at the Annual Meeting of Shareholders on April 26, 2004.

Rebecca M. Dunn
Senior Vice President—Corporate Compliance and Corporate Secretary

March 10, 2004

Atlanta, Georgia

March 10, 2004

Dear Shareholder:

It is my pleasure to invite you to attend the 2004 Annual Meeting of BellSouth Shareholders. The meeting will be held Monday, April 26th in Atlanta, Georgia. We will begin promptly at 9:00 a.m. eastern time with discussion and voting on the matters described in this Proxy Statement, followed by my report on BellSouth's financial performance and operations. If you are unable to attend, you can listen to the audio of the Annual Meeting live over the Internet by going to our website at www.bellsouth.com/investor. Additionally, we will maintain copies of the slides and audio from my report on the website for your reference after the meeting.

You may recall that we moved the financial statements and review of operations from the Proxy Statement into the Annual Report last year. We will continue this format because we believe it makes the Annual Report a more complete document that provides our shareholders and other users of the Annual Report with extensive information about BellSouth in one publication. If you did not receive a copy of this year's Annual Report or would like an additional copy, you can obtain it from our website, www.bellsouth.com/investor, or you can call 800-969-2372 and request that a copy be mailed to you.

The Proxy Statement continues to be a critical element of BellSouth's corporate governance process. Its purpose is to answer your questions and give you important information regarding BellSouth's Board of Directors and senior management. It includes discussions regarding proposals that require your vote, and it contains information describing BellSouth's corporate governance practices.

I am proud to be able to say that BellSouth has a long history of adhering to sound corporate governance practices, making us a leader in this area. We commit to you that our management team and Board will continue to conduct the affairs of this corporation in accordance with the highest standards of ethics, corporate governance and disclosure. If you would like more information regarding our governance practices, I encourage you to visit our website at www.bellsouth.com/corporate_governance.

On behalf of management and the directors of BellSouth Corporation, I want to thank you for your continued support and confidence in BellSouth. We look forward to seeing you at the 2004 Annual Meeting.

Sincerely,

Duane Ackerman
Chairman of the Board, President and Chief Executive Officer

PROXY STATEMENT

BellSouth Answers Your Voting and Annual Meeting Questions

What is the purpose of this Proxy Statement?

The purpose of this Proxy Statement is to provide information regarding matters to be voted on at the 2004 Annual Meeting of BellSouth Shareholders. Additionally, it contains certain information that the Securities and Exchange Commission requires BellSouth to provide annually to shareholders. The Proxy Statement is also the document used by BellSouth's Board of Directors to solicit proxies to be used at the 2004 Annual Meeting. Proxies are solicited to give all shareholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting. The Board has designated a Directors' Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies. The members of the Directors' Proxy Committee are Mr. James P. Kelly, Mr. Eugene F. Murphy and Mr. Leo F. Mullin.

The Proxy Statement and the accompanying proxy card are being mailed to BellSouth shareholders beginning on or about March 10, 2004.

Who is entitled to vote on the matters discussed in the Proxy Statement?

You are entitled to vote if you were a shareholder of record of BellSouth stock as of the close of business on March 8, 2004. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

How can I vote?

You can vote in person by completing a ballot at the Annual Meeting, or you can vote prior to the meeting by proxy. Even if you plan to attend the meeting, we encourage you to vote your shares as soon as possible by proxy. You may vote by proxy using the Internet, by telephone or by mail as discussed below.

How do I vote by proxy?

Vote By Internet:

You can vote your shares using the Internet. In order to vote online, have the enclosed proxy card in hand, go to the website indicated on the proxy card and follow the instructions. Internet voting is available twenty-four hours a day, seven days a week until 11:00 p.m. eastern time on April 25, 2004. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.

Vote By Telephone:

You can also vote your shares by telephone if you have a touch-tone phone. In order to vote by telephone, have the enclosed proxy card in hand, call the toll-free telephone number shown on the proxy card and follow the instructions. Telephone voting is available twenty-four hours a day, seven days a week until 11:00 p.m. eastern time on April 25, 2004. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. You can also consent during the voting process to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by telephone, you do NOT need to return your proxy card.

Vote By Mail:

If you choose to vote by mail, mark the proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the Directors' Proxy Committee in favor of the election of all of the director nominees and in accordance with the directors' recommendations on the other proposals listed on the proxy card.

If you are an employee participating in certain employee plans, please refer to, "How are my employee plan shares voted?" on page 6 for a discussion regarding the deadline for voting your proxy.

If you hold your shares through a bank, broker or other nominee, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the instructions on the proxy card carefully.

Can I assign my proxy to someone else?

If you want to assign your proxy to someone other than the Directors' Proxy Committee, you should cross out the names of the Committee members appearing on the proxy card and insert the name(s) of up to three other people. The person(s) you have assigned to represent you must present your signed proxy card and a completed ballot at the meeting to vote your shares.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the meeting. You can do this by:

  (1)
  voting again on the Internet or by telephone prior to the meeting;

  (2)
  signing another proxy card with a later date and returning it to us prior to the meeting; or

  (3)
  attending the meeting in person and casting a ballot.

If you are an employee participating in certain employee plans, please refer to, "How are my employee plan shares voted?" on page 6 for a discussion regarding the deadline for voting your proxy.

How will a proposal or other matter that was not included in the Proxy Statement be handled for voting purposes if it comes up at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its members' best judgment. The Directors' Proxy Committee will not use its discretionary voting authority with respect to any validly conducted solicitation in opposition. In addition, shares represented by proxy cards that are marked to deny discretionary authority to the Directors' Proxy Committee on other matters considered at the meeting will not be counted in determining the number of votes cast with respect to those matters. At the time this Proxy Statement went to press, the Company did not know of any other matters that might be presented for shareholder action at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

Forty percent of the voting power of the outstanding shares of BellSouth common stock must be present, either in person or represented by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On January 31, 2004, there were 1,868,561,352 shares of BellSouth common stock outstanding. This total includes shares issued to certain grantor trusts, which are not considered outstanding for financial reporting purposes.

How many votes are required to elect the director nominees?

Directors are elected by a plurality of the votes, which means the three nominees who receive the highest number of properly executed votes will be elected as directors. Each share of BellSouth stock is entitled to one vote for each of three director nominees. Shares represented by proxies that are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

How many votes are required to approve the other matters to be voted on?

The affirmative vote of a majority of the shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for the year 2004, to approve the directors' proposal to adopt the BellSouth Corporation Stock and Incentive Compensation Plan and to approve the three shareholder proposals. The affirmative vote of 75% of the outstanding shares of BellSouth common stock is needed to approve the directors' proposal to amend the Company's By-laws to provide for the annual election of directors. Abstentions will have the same effect as votes against each of these proposals. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

How many votes am I entitled to per share?

Each share of BellSouth stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxies.

What is the difference between a registered shareholder and a beneficial holder of shares?

If your BellSouth shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered a "registered shareholder" with respect to those shares. If this is the case, the shareholder proxy material has been sent or provided directly to you by BellSouth.

If your BellSouth shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, the proxy material has been forwarded to you by your brokerage firm, bank or nominee, which is considered the shareholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form/card included in the proxy material, or by voting via telephone or Internet. Follow the voting instructions provided in your proxy material.

If I am a beneficial holder, how are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under the rules of the New York Stock Exchange, to vote shares on certain "routine" matters for which their customers do not provide voting instructions. The election of directors, the ratification of PricewaterhouseCoopers LLP as the independent auditor of the Company and the directors' proposal to amend the Company's By-laws to eliminate the classification of the Board of Directors and elect directors annually are considered routine matters. The other directors' proposal and the shareholder proposals in this year's Proxy Statement are not considered "routine" under the applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, broker non-votes will have no effect on the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

What is "householding" and how does it affect me?

Householding is a program, approved by the Securities and Exchange Commission, which allows the delivery of only one package of shareholder proxy material to you if there are multiple BellSouth shareholders who live at the same address. This means, if your household participates in the householding program, you will receive an envelope containing one set of proxy material and a separate proxy card for each shareholder account in the household. Please vote all proxy cards enclosed in the package. "Proxy material" may include an annual report, a proxy statement or an information statement, as applicable.

Participation in householding will not impact or apply to any of your other shareholder mailings, such as dividend checks, Forms 1099 and account statements. Your participation in householding continues until you or any member of your household revokes his or her implied consent by calling BellSouth Shareholder Services at 800-631-6001 and requesting to opt out. Alternatively, you may revoke your consent by writing to: BellSouth Shareholder Services, P.O. Box 3336, South Hackensack, N.J. 07606-1936. If you live in an eligible household that is not currently participating in this program and are receiving multiple copies of the Annual Report and Proxy Statement, you can request to participate in householding by contacting BellSouth Shareholder Services at 800-631-6001.

Householding saves BellSouth money by reducing printing and postage costs. It also creates less paper for our shareholders to manage and is environmentally friendly. If you are a beneficial holder, you can request information about householding from your broker, bank or nominee.

What does it mean if I receive more than one BellSouth shareholder package?

If you receive more than one package of shareholder proxy material, this means that you have multiple accounts holding BellSouth shares with brokers and/or our transfer agent. Please vote all of your shares by voting the proxy card included in each package. Additionally, to avoid receiving multiple sets of material in the future, we recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions. If you are a registered shareholder, contact BellSouth Shareholder Services at 800-631-6001 for instructions regarding how to consolidate multiple accounts.

How are my employee plan shares voted?

For BellSouth Employees:    If you are a registered shareholder and/or own stock in one or more of the following employee plans and the accounts are registered in the same name, you will receive one proxy card that will serve as voting instructions to the Directors' Proxy Committee, if applicable, and also to the trustees of those plans.

  BellSouth Employee Stock Investment Plan (ESIP)
  BellSouth Employee Stock Purchase Plan (ESPP)
  BellSouth Savings and Security Plan (SSP)
  BellSouth Retirement Savings Plan (BRSP)

As a reminder, the ESIP was terminated effective December 31, 2003.

Participants in the SSP and the BRSP must vote their proxies no later than 9:00 a.m. eastern time on Friday, April 23, 2004. The trustee will vote plan shares in the SSP and the BRSP represented by proxy cards that are not signed and received by the trustee by this deadline (or otherwise voted) in the same proportion as shares are voted for each plan. Shares in the ESIP and ESPP are not voted unless the card is signed and returned (or otherwise voted).

For Cingular Wireless Employees:    If you own BellSouth shares through the Cingular Wireless 401(k) Savings Plan, and you are also a registered BellSouth shareholder with your account in the same name, you will receive one proxy card representing the combined shares that will serve as voting instructions to the Directors' Proxy Committee, if applicable, and also to the trustee of that plan.

What happens if I abstain from voting?

If you abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as an affirmative vote with respect to that matter and, therefore, will have the same effect as a vote against that proposal.

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, please note that you will need to demonstrate that you are a BellSouth shareholder to be admitted to the meeting. If your shares are registered in your name, an admission card is attached to the enclosed proxy card. Bring the admission card with you to the meeting. If you are a BellSouth employee and received your proxy material via e-mail, bring a copy of the e-mail or your account statement with you. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent account statement. If you do not have an admission card or proof that you own BellSouth stock, you may not be admitted to the meeting.

Attendance at the Annual Meeting is limited to BellSouth shareholders, members of their immediate families, or their named representatives. BellSouth reserves the right to limit the number of representatives who may attend the meeting.

Can I view my Proxy Statement and Annual Report over the Internet instead of receiving them in the mail?

If you are a registered BellSouth shareholder, you can consent to view all future proxy statements and annual reports on the Internet instead of receiving them by U.S. mail. This choice will save BellSouth money by reducing printing and postage costs, and is friendlier to our environment. If you choose to access future proxy statements and annual reports online, you will continue to receive a proxy card in the mail. Future proxy cards will contain the website access address and other necessary information to view the proxy material and to submit your vote. Whether you receive your proxy material in the mail or view it on the Internet, you will continue to have the option to vote on the Internet, by telephone, by mail, or at the Annual Meeting. If you want to take advantage of this option, you can make this election when voting your proxy. If you vote on the Internet or by telephone, respond to the question when prompted.

If you elect to view the proxy material on the Internet and then change your mind, you may revoke the election by calling BellSouth Shareholder Services at 800-631-6001.

If you hold your BellSouth stock through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

CORPORATE GOVERNANCE MATTERS

THE BOARD OF DIRECTORS

At the date of this Proxy Statement, the Board of Directors of BellSouth consists of eleven members, ten of whom are non-employee directors.

Joseph Magliochetti, who had been a BellSouth director since 2000, passed away during 2003. He will be remembered for his lifelong commitment to helping others and his leadership of Dana Corporation, one of the nation's leading businesses. We deeply appreciate Mr. Magliochetti's exemplary service and contributions to BellSouth during his tenure on our Board. We will miss him.

Eugene Murphy will leave the Board on April 26, 2004 following the Annual Meeting after over four years of providing distinguished service and leadership. We are indebted to Mr. Murphy for his invaluable insight and commitment to BellSouth.

The Board is currently divided into three classes with three-year terms. The terms are staggered ("classified") so that the term of one class expires at each annual meeting of BellSouth shareholders. Three director nominees have been nominated for election at this meeting to serve for a three-year term expiring at our Annual Meeting in 2007. However, if the Directors' proposal to amend the Company's By-laws to elect the directors annually is approved by our shareholders, then the terms of all directors, including those elected at the 2004 Annual Meeting, will end at the 2005 Annual Meeting of Shareholders. Thereafter, all directors will be elected for one-year terms. See "Matters to be Voted On" on page 20.

Following is the age, principal occupation and certain other information for each director nominee and other directors serving unexpired terms.

Nominees for election at this meeting to a term expiring in 2007:

James H. Blanchard, 62, Chief Executive Officer, Synovus Financial Corp., a bank holding company. BellSouth director since 1994. Chairman of the Board, Synovus Financial Corp., 1986 - 2003. Director of BellSouth Telecommunications, Inc., 1988 - 1994. Director of Synovus Financial Corp.; and Total System Services, Inc.

Armando M. Codina, 57, Chairman of the Board and Chief Executive Officer, Codina Group Inc., a real estate development company. BellSouth director since 1992. Director of BellSouth Telecommunications, Inc., 1989 - 1992. Director of AMR Corporation; and General Motors Corporation.

Leo F. Mullin, 61, Chairman of the Board, Delta Air Lines, Inc., an air transportation company. BellSouth director since 1998. Chief Executive Officer, Delta Air Lines, Inc., 1997 - 2003. Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, an electric service utility, 1995 - 1997. President and Chief Operating Officer of First Chicago Corporation, a bank holding company, 1993 - 1995. Director of Delta Air Lines, Inc.; and Johnson & Johnson.

Directors whose terms continue until 2005:

F. Duane Ackerman, 61, Chairman of the Board, President and Chief Executive Officer, BellSouth Corporation. BellSouth director since 1993. Vice Chairman of the Board, President and Chief Executive Officer, 1996 - 1997; Vice Chairman of the Board and Chief Operating Officer, 1995 - 1996. President and Chief Executive Officer, BellSouth Telecommunications, Inc., 1992 - 1994. Director of Allstate Corporation.

Reuben V. Anderson, 61, Partner, Phelps Dunbar, LLP, a law firm. BellSouth director since 1994. Mississippi Supreme Court Justice, 1985 - 1990. Director of Burlington Resources, Inc.; The Kroger Company; Mississippi Chemical Corp.; and Trustmark Corporation.

Kathleen F. Feldstein, 63, President, Economics Studies, Inc., a private economics consulting firm. BellSouth director since 1998. Director of Bank of America Corporation; Ionics, Inc.; and Knight Ridder.

Directors whose terms continue until 2006:

J. Hyatt Brown, 66, Chairman of the Board and Chief Executive Officer, Brown & Brown, Inc., an insurance services company. BellSouth director since 1994. Director of BellSouth Telecommunications, Inc., 1984 - 1994. Director of FPL Group, Inc.; International Speedway Corporation; Rock-Tenn Company; and SunTrust Banks Inc.

James P. Kelly, 60, Retired Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc., a global express carrier and package distribution logistics company. BellSouth director since 2000. Vice Chairman and Chief Operating Officer, United Parcel Service of America, Inc., 1996 - 1997; Director of Dana Corporation; Hewitt Associates, Inc.; and United Parcel Service, Inc.

Robin B. Smith, 64, Chairman of the Board, Publishers Clearing House, a direct marketing company. BellSouth director since 1994. Independent Chair/Director of American Scandia Advisor Funds, Jennison/Dryden and Strategic Partner Funds administered by Prudential Investments LLC.

William S. Stavropoulos, 64, Chairman of the Board and Chief Executive Officer, The Dow Chemical Company, a chemical manufacturing company. BellSouth director since 1997. Director of Chemical Financial Corp.; Fidelity Group of Funds; Maersk, Inc.; NCR Corporation; and The Dow Chemical Company.

CORPORATE GOVERNANCE PHILOSOPHY

Corporate governance encompasses the internal policies and practices by which BellSouth is operated and controlled on behalf of its shareholders. One important element includes having a strong independent Board of Directors that is accountable to the Company and its owners. Over the last two years, the Board has conducted an extensive review of the Company's corporate governance principles and procedures. As a result of this review, the Board made various changes to ensure that BellSouth conforms to applicable best practices. The Board will continue to monitor this evolving area and make such additional changes as appropriate.

The business affairs of BellSouth are conducted under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by the Company's Articles of Incorporation and By-laws. The role of the Board of Directors is to effectively govern the affairs of the Company for the benefit of its shareholders and, to the extent appropriate under Georgia law, other constituencies, which include the Company's employees, customers, suppliers, and the communities in which it does business. The Board strives to ensure the success and continuity of the Company's business through the election of qualified senior management. It is also responsible for ensuring that the Company's activities are conducted in a responsible and ethical manner.

BellSouth has a strong Board of Directors that is independent and diverse. BellSouth Chief Executive Officer Duane Ackerman is the only director who is a BellSouth employee. Our Board includes eight current or retired chief executive officers, including four from Fortune 200 companies. Distinguished by a depth of experience in a wide variety of challenging industries and professions, the Board has valuable expertise in banking, economics, the law, real estate, insurance and other fields critical to the effective governance and management of a multi-billion dollar enterprise.

COMMITTEES OF THE BOARD

The Board of Directors has five standing committees that assist the Board in carrying out its duties: the Audit Committee; the Director Nominating and Corporate Governance Committee; the Executive Nominating and Compensation Committee; the Finance/Strategic Planning Committee; and the Public Policy Committee. An additional Committee, the Executive Committee, meets only when called by the Chairman of the Board. Information regarding each of the Board's committees is shown below. The charter of each of the committees is available on our website at www.bellsouth.com/corporate_governance.

Audit	Director Nominating and Corporate Governance	Executive Nominating and Compensation	Finance/Strategic Planning	Public Policy	Executive
E. F. Murphy, Chair J. H. Brown K. F. Feldstein W. S. Stavropoulos	L. F. Mullin, Chair J. H. Blanchard J. P. Kelly R. B. Smith	J. P. Kelly, Chair J. H. Blanchard R. B. Smith	A. M. Codina, Chair R. V. Anderson L. F. Mullin	R. V. Anderson, Chair F. D. Ackerman A. M. Codina	F. D. Ackerman, Chair R. V. Anderson A. M. Codina J. P. Kelly L. F. Mullin E. F. Murphy

Audit Committee

The Audit Committee Report is on page 14. The Committee met nine times in 2003. The Board of Directors has determined that two current members of the Audit Committee, J. Hyatt Brown and William S. Stavropoulos, qualify as "audit committee financial experts" pursuant to the rules of the Securities and Exchange Commission. Each of the members of the Audit Committee, including Mr. Brown and Mr. Stavropoulos, qualify as "independent" directors pursuant to the rules of the New York Stock Exchange. The Board has also determined that several other members of the Board would qualify as "audit committee financial experts" if they were to serve on the Audit Committee at some time in the future. The Audit Committee's primary duties and responsibilities currently include the following:

  •
  Provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and the investment community with respect to its oversight of:

-->	The quality and integrity of the Company's financial statements;
-->	The Company's compliance with legal and regulatory requirements;
-->	The independent auditor's qualifications and independence;
-->	The performance of the Company's internal audit function and its independent auditor; and
-->	The Company's internal controls and risk assessment.

  •
  Reviews with the Chief Corporate Auditor and the independent auditor the completeness of coverage of key business controls and risk areas, including the effective use of audit resources and the scope of the audit plan.

  •
  Appoints and/or dismisses, approves the compensation of, and provides oversight of the work of the independent auditor employed by the Company for the purpose of preparing or issuing the Company's annual audit report or related work.

  •
  Pre-approves all auditing services and allowable non-audit services provided to the Company by the independent auditor.

Director Nominating and Corporate Governance Committee

The Director Nominating and Corporate Governance Committee met three times in 2003. Each of the members of the Director Nominating and Corporate Governance Committee satisfies the "independence" requirements of the New York Stock Exchange. Its primary duties and responsibilities include the following:

  •
  Oversees and evaluates issues of corporate governance, and makes recommendations to the Board regarding governance policies and practices.

  •
  Recommends to the Board policies regarding rotation of committee members and chairs.

  •
  Recommends a process for the annual assessment of Board performance.

  •
  Reviews the qualifications of and recommends to the Board nominees for election as members of the Board of Directors.

  •
  Annually reviews the qualifications and independence of current directors.

  •
  Recommends a corporate philosophy and strategy governing director compensation, and provides oversight and monitors the Company's program of director compensation and benefits to ensure consistency with the philosophy and strategy.

Executive Nominating and Compensation Committee

The Executive Nominating and Compensation Committee Report on Executive Compensation begins on page 15. The Committee met seven times in 2003. Each of the members of the Executive Nominating and Compensation Committee satisfies the "independence" requirements of the New York Stock Exchange. The Committee's primary duties and responsibilities include the following:

  •
  Reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation. Evaluates the performance of the Chief Executive Officer and evaluates, reviews and recommends to the Board the annual salary, short-term bonus and long-term incentive plans, and other benefits, direct and indirect, of the Chief Executive Officer.

  •
  Nominates qualified persons as executive officers.

  •
  Provides oversight of the Company's executive compensation plans, including incentive compensation and equity-based compensation plans.

  •
  Oversees the Company's executive succession and management development plans.

  •
  Provides oversight of the Company's qualified employee benefit plans.

Finance/Strategic Planning Committee

The Finance/Strategic Planning Committee met six times in 2003. Its primary duties and responsibilities include the following:

  •
  Reviews, approves or recommends to the full Board the long-term business goals and strategies of the Company, including strategic considerations in the allocation of corporate resources such as establishing the dividend policy.

  •
  Oversees the financial objectives, policies, procedures and activities of the Company.

Public Policy Committee

The Public Policy Committee met twice in 2003. Its primary duties and responsibilities include the following:

  •
  Oversees and makes recommendations to the Board with respect to political, social, and legal trends and issues that may have an impact on the business operations, financial performance or public image of the Company.

  •
  Provides oversight of the Company's plans, practices and policies with respect to diversity and inclusion.

  •
  Provides oversight of the Company's political, civic, charitable, educational and philanthropic contributions and activities.

Executive Committee

The Executive Committee did not meet in 2003. The Committee meets only when called by the Chairman of the Board during the intervals between Board meetings. It has all the authority of the Board, subject to the limitations imposed by law, the By-laws or the Board of Directors. Its primary duties and responsibilities include the following:

  •
  Exercises interim power and authority delegated to it at any time when any matter requires expeditious action by the Board of Directors or when it would not be practical for the full Board to meet to review or act upon any matter.

  •
  Performs such other duties as may be directed by the Board of Directors from time to time.

INDEPENDENT DIRECTORS

All of the Company's directors are independent, non-employee directors except Mr. Ackerman, the Chairman of the Board, President and Chief Executive Officer of BellSouth. Mr. Ackerman does not participate in any action of the Board relating to any executive compensation plan in which he participates.

The Board annually assesses each director's independence status by reviewing any potential conflicts of interest and outside affiliations, based on the criteria used to determine independence, which are detailed in the Governance Principles at www.bellsouth.com/corporate_governance/principles.

The independent directors listed below are affiliated with companies that have business relationships with the Company. The Board of Directors has determined that none of these relationships is material, and that the relationships do not prevent the directors from being "independent directors."

Reuben V. Anderson is a partner in the law firm of Phelps Dunbar, located in Jackson, Mississippi. During 2003, two subsidiaries of BellSouth retained Phelps Dunbar regarding a variety of legal issues. The amount of fees paid to Phelps Dunbar for such services was approximately $98,000, which was less than 1% of the firm's gross revenue for the last fiscal year. In making the determination that this relationship is not material and does not prevent Mr. Anderson from being an "independent" director, the Board took into account the fact that the fees paid to Phelps Dunbar are comparable to those paid to other law firms for similar services, and that the amount of fees paid to Phelps Dunbar by BellSouth is insignificant both to BellSouth and the firm.

James H. Blanchard is Chief Executive Officer of Synovus Financial Corp. Its subsidiary, Creative Financial Group, Ltd., provides financial planning services to employees of the Company under an employee benefit plan on a non-exclusive basis. The amount paid by the Company to Creative Financial Group under the plan was approximately $309,000 in 2003. Creative Financial Group has provided these services to BellSouth employees since 1990. Synovus Financial Corp. acquired Creative Financial Group in 2001. The amount of fees paid to Creative Financial Group for such services was less than 1% of Synovus' gross revenue for the last fiscal year. In making the determination that this relationship is not material and does not prevent Mr. Blanchard from being an "independent" director, the Board took into account the fact that Creative Financial Group was providing these services to BellSouth for many years prior to its acquisition by Synovus, that the fees paid to Creative Financial Group are comparable to those paid to other financial planning companies for similar services, and that the amount of fees paid to Creative Financial Group is insignificant to both BellSouth and Synovus.

Armando M. Codina is the Chairman of the Board and Chief Executive Officer of the Codina Group, Inc. The Codina Group has on occasion provided brokerage and construction management services to the Company or its subsidiaries in the south Florida area. In 2003, the Company's subsidiaries paid the Codina Group approximately $96,000 in connection with the negotiation of certain lease terminations. In making the determination that this relationship is not material and does not prevent Mr. Codina from being an "independent" director, the Board took into account the fact that the fees paid to the Codina Group are competitive with industry standards in the area and were based on the savings realized through the negotiations. The amount of fees paid was less than 1% of the firm's gross revenues for the last fiscal year and was insignificant to both BellSouth and the Codina Group. In connection with the same transactions, the Codina Group paid Sunlink Corporation, a wholly-owned real estate subsidiary of the Company, standard referral fees of approximately $15,000.

BellSouth purchases services, supplies and equipment in the normal course of business from many suppliers and sells or leases products and services to many customers. In some instances, these transactions occur with companies with which members of the Board of Directors have relationships as directors or executive officers. For 2003, none of these transactions was significant or reportable, either individually or collectively.

BOARD, COMMITTEE AND ANNUAL MEETINGS

The Board of Directors held fifteen meetings in 2003, of which eight were regularly scheduled and seven were specially called meetings. Average director attendance at all Board and committee meetings held during 2003 was 95%.

As a general matter, Board members are expected to attend BellSouth's annual meetings of shareholders absent a pressing reason. At BellSouth's 2003 Annual Meeting, only one director was unable to attend.

DIRECTOR NOMINATIONS

As provided in its charter, the Director Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Committee seeks input from the Chairman of the Board, other Board members, and the Committee's professional search firm. The Committee will also consider and evaluate any candidates recommended by shareholders. In accordance with the Board's Governance Principles, the Committee seeks to create a Board that will bring to the Company a broad range of experience, knowledge and judgment. The Committee believes that the Board as a whole should have collective knowledge of and experience with respect to:

•	Corporate Governance	•	Competitive Positioning
•	Business	•	Legal/Public Policy/Government/
•	Finance/Accounting		Economics
•	Manufacturing and Operations	•	Technology
•	Marketing/Consumer Brand Marketing	•	Industry Knowledge
•	Major Industry Restructuring	•	Corporate Strategy

A candidate's breadth of experience should enable him or her to contribute significantly to the governance of a complex, multi-billion dollar enterprise. The candidate should not represent the interests of particular constituencies. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time given the current mix of director attributes.

The Committee also considers the candidate's independence, as defined in the Board's Governance Principles, and in the rules of the New York Stock Exchange. It also considers such factors as values, ethical standards, and the ability to contribute meaningfully to the Board. The Committee expects a high level of commitment from the Company's directors and considers a candidate's service on other boards to ensure that the candidate has sufficient time to devote to Board duties.

Shareholders who wish to recommend director candidates for the 2005 Annual Meeting of Shareholders should notify the Corporate Secretary in writing at BellSouth Corporation, Suite 2005, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. This notification must be received by the Company between December 26, 2004 and February 9, 2005, and must provide information about the nominee's qualifications for Board membership and other information required by the By-laws. A copy of the By-laws can be obtained by writing to the Corporate Secretary at the address set forth above. Alternatively, a copy of the By-laws is available on our website, www.bellsouth.com/corporate_governance. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see "Shareholder Proposals for the 2005 Proxy Statement" on page 41), nor does it apply to questions a shareholder may want to ask at the meeting. The Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the proxy statement.

The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after February 9, 2005. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to February 9, 2005 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

DIRECTOR COMPENSATION

Fees and Other Compensation

The only member of BellSouth's Board of Directors who is an employee of the Company is Duane Ackerman, Chairman of the Board, President and Chief Executive Officer. Mr. Ackerman receives no compensation for serving as Chairman of the Board. As provided in its charter, the Director Nominating and Corporate Governance Committee is responsible for recommending compensation for the non-employee directors.

In 2003, the Committee engaged a compensation consultant to assess the competitiveness and structure of the director compensation program. As a result of that review, the Committee recommended, and the Board approved, an increase in director compensation to keep total compensation in the median range of peer companies. The changes included an increase in the annual retainer and the use of value denominated stock grants and stock options. In addition, the value of the stock option component of total compensation was reduced relative to the stock grant component. Directors may defer all or a portion of their retainers and fees under the Directors' Compensation Deferral Plan. The program provides for the following payments to non-employee directors:

Annual retainer	$40,000
Attendance fee for each Board meeting	$1,800
Attendance fee for each Committee meeting	$1,500
Annual retainer for each Committee chair	$5,000
Annual grant of BellSouth stock	$35,000

In addition, each non-employee director receives an annual grant of nonqualified stock options valued at $35,000 to purchase shares of BellSouth stock at an exercise price per share equal to the fair market value of the stock on the grant date. The options become exercisable one year after the grant date. In 2003, the per share grant price for the options awarded to the eleven eligible non-employee directors was $25.065.

Non-employee directors also are provided certain telecommunication services, death benefits and, while on BellSouth business, travel accident insurance. In 2003, the cost of such benefits was approximately $1,500 per director. The Company also provides coverage for the directors under its Directors' and Officers' Liability Insurance Policy.

Stock Ownership Incentives

To further link director and shareholder interests, BellSouth provides awards to each non-employee director who owns BellSouth stock valued at least five times the amount of the annual retainer for Board members. The director receives one additional nonqualified stock option for every two shares owned in excess of five times the retainer amount. The maximum number of additional options that may be granted annually to any director is 4,000 options. Directors only receive additional stock options for each excess share one time; thereafter, they must acquire additional shares in order to continue to receive additional stock options. The options become exercisable one year after the grant date.

The following directors received grants of additional options at a per share grant price of $25.065 in 2003:

  Reuben V. Anderson, 788 options
  James H. Blanchard, 779 options
  J. Hyatt Brown, 4,000 options
  Armando M. Codina, 4,000 options
  Kathleen F. Feldstein, 871 options
  James P. Kelly, 689 options
  Joseph M. Magliochetti, 176 options*
  Robin B. Smith, 874 options
  William S. Stavropoulos, 732 options

The director realizes value from the stock options only when exercised, and only to the extent that the price of BellSouth stock on the exercise date exceeds the price of the stock on the grant date.

*
Mr. Magliochetti passed away in September 2003.

Non-employee Directors' Charitable Contribution Program

The Non-employee Directors' Charitable Contribution Program has been terminated with respect to new members of the Board; however, contributions will continue to be made on behalf of the five directors who were members of the Board prior to January 1997. This program was designed to acknowledge the service of Company directors and to recognize the mutual interests of directors and the Company in supporting worthy institutions. The program provided that BellSouth would make a contribution to educational or cultural organization(s) designated by the director. Directors had to have five years of service on the Board or on the board of a subsidiary to qualify for this program. The amount contributed by BellSouth increased with each year served by the director, up to a maximum contribution of $1 million, payable after ten years of service. All charitable deductions for tax purposes accrue solely to the Company and the individual directors derive no direct financial benefit from the program.

COMMUNICATING WITH BELLSOUTH'S BOARD OF DIRECTORS

Shareholders can communicate with the members of BellSouth's Board of Directors by writing to: Board of Directors, BellSouth Corporation, Suite 2005, 1155 Peachtree Street, Atlanta, Georgia 30309-3610. Alternatively, a shareholder can contact the members of the Board by clicking on "Contact Directors" on our website, www.bellsouth.com/corporate_governance. At each Audit Committee meeting, the Corporate Secretary presents a summary of communications, excluding "junk mail," received since the last meeting, and makes the communications available to the directors on request.

AUDIT COMMITTEE REPORT

The Audit Committee of the BellSouth Board of Directors is composed of four independent, non-employee directors, as required by applicable listing standards of the New York Stock Exchange. No member of the Audit Committee is a current or former officer or employee of the Company.

The Committee has been in existence since the Company was incorporated in 1983 and has operated under a formal, written charter adopted by the Board of Directors since 1995. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act and the new listing standards of the New York Stock Exchange regarding audit committee procedures and responsibilities. Although the Audit Committee's existing procedures and responsibilities generally complied with the requirements of these rules and standards, the Board of Directors has adopted amendments to the Committee's charter to make explicit its adherence to them.

During 2003, the Committee reviewed the Company's quarterly financial statements, the business control processes and the Company's compliance with laws and regulations. The Committee also heard reports on current audit activities as well as plans for future internal audits. It also reviewed the Company's process for communicating its ethical code of conduct. In addition, the Committee met and held separate discussions with the Chief Corporate Auditor, the Chief Financial Officer, other members of management, and the Company's independent auditor, PricewaterhouseCoopers LLP.

Management has responsibility for the Company's system of internal controls and the overall financial reporting process. The independent auditor has responsibility for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report thereon. The Audit Committee has responsibility for monitoring and overseeing the Company's system of internal controls and financial reporting process. The members of the Audit Committee are not certified public accountants, professional auditors or professionals in the fields of accounting and auditing. Pursuant to the rules of the Securities and Exchange Commission, the Board of Directors has determined that two members of the Committee, J. Hyatt Brown and William S. Stavropoulos, qualify as "audit committee financial experts."

The Committee approved the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for the year 2004, subject to shareholder ratification. The Company's independent auditor provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditor that firm's independence. The Audit Committee has determined that the provision of the non-audit services described below is compatible with maintaining PricewaterhouseCoopers LLP's independence.

The Committee has reviewed and discussed the 2003 consolidated financial statements with management and the independent auditor. It has also discussed the certification process with the Chief Executive Officer and Chief Financial Officer. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee) as currently in effect. Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the 2003 Report to Shareholders and in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Eugene F. Murphy (Chair)
J. Hyatt Brown
Kathleen F. Feldstein
William S. Stavropoulos

INDEPENDENT AUDITOR FEES AND SERVICES

Fees Paid to the Independent Auditor

The following table presents fees for professional audit services rendered by the Company's independent auditor, PricewaterhouseCoopers LLP, for the audit of the Company's annual financial statements for the years ended December 31, 2002 and December 31, 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods:

	2002	2003
Audit fees	$3,594,825	$3,698,825
Audit-related fees (A)	719,000	2,745,000
Tax fees (B)	211,000	55,300
All other fees (C)	4,480,000	1,772,500

Total fees paid to auditor	$9,004,825	$8,271,625

(A)
Audit-related fees primarily relate to regulatory compliance procedures at BellSouth's long distance subsidiary and audits of BellSouth's employee benefit plans.

(B)
Tax fees primarily relate to technical tax advice rendered to the Company.

(C)
For 2002, these fees primarily relate to attestation work related to the Company's entry into the long distance market in 2002. For 2003, they primarily relate to process reviews and assessments.

Pre-Approval of Services by the Independent Auditor

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company's independent auditor, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by PricewaterhouseCoopers which are not encompassed by the Audit Committee's annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by PricewaterhouseCoopers which are not encompassed by the Audit Committee's pre-approval and not prohibited by law, provided that the Chair shall report any decisions to pre-approve such services to the Audit Committee at its next regular meeting. None of the engagements pre-approved by the Audit Committee during 2003 made use of the de minimus exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

EXECUTIVE NOMINATING AND COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Executive Nominating and Compensation Committee of the BellSouth Board of Directors is responsible for the oversight and administration of the Company's executive compensation program. The Committee is composed entirely of independent, non-employee directors and operates pursuant to a written charter.

The Company's executive compensation program is based on a philosophy that the total compensation package must be competitive with comparable companies with whom BellSouth competes for talent in order to attract and retain outstanding executives. The program also seeks to emphasize variable compensation that is dependent on the achievement of performance goals set by the Committee. The 2003 executive compensation program was based on the following principles:

  •
  Base salaries are targeted to the median level of salaries paid to officers in comparable companies with comparable responsibilities.

  •
  Annual incentive awards are dependent upon the Company's performance against established target levels and its financial performance relative to its peers.

  •
  Long-term compensation links officers' rewards to the return realized by BellSouth shareholders. It includes stock options, which reward stock price appreciation, performance shares, which are based on BellSouth's Total

    Shareholder Return ("TSR") relative to its peer group's TSR, and restricted stock with time-based vesting requirements. TSR is measured by adding the amount of appreciation in the Company's stock price to the amount of dividends paid to shareholders.

The Committee retains independent outside consultants to regularly review the Company's executive compensation program in order to ensure it is consistent with our philosophy and principles and to validate the results obtained from external market surveys. The Committee has sole authority to retain, terminate and approve the fees of the consultants. The Committee met with its consultants several times during the year to seek advice regarding the compensation of the Company's executive officers.

The 2003 executive compensation program and a specific discussion regarding the compensation of the Chief Executive Officer are described in detail below. The tables included elsewhere in this Proxy Statement reflect the results of the philosophy and principles discussed below.

Stock Ownership Guidelines

In keeping with its belief that tying the financial interests of BellSouth executives to those of the shareholders will result in enhanced shareholder value, the Board has established executive stock ownership guidelines. Under these guidelines, the officers are expected to own BellSouth stock valued at between one and four times their individual base salary amounts, depending upon their position in the Company. In order to incent officers to exceed the targets, awards of incentive stock options are made to those who exceed the targets. In 2003, the Company awarded an aggregate of 82,730 incentive stock options to twenty-two officers who exceeded their stock ownership targets.

Base Salary

BellSouth establishes a market-competitive target salary for each officer based upon his or her job responsibilities. The target salary is established by utilizing information from general industry surveys, surveys of telecommunications and technology companies, independent outside consultants and proxy materials of comparable companies. The Committee reviewed the market competitiveness of each individual salary, as well as Company and individual performance, and the Chief Executive Officer's recommendations regarding individual pay treatment and approved individual salary levels for the Company's officers.

Annual Incentive Awards

The BellSouth Corporation Officer Short-Term Incentive Award Plan (the "Incentive Award Plan"), which was approved by the Company's shareholders in 1996, is designed to provide annual incentive awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (see discussion below), thus allowing the Company to fully deduct these payments. The Incentive Award Plan establishes an overriding performance goal prohibiting the payment of any short-term award to eligible officers unless the Company has positive consolidated earnings, as defined in the Plan. Furthermore, the Incentive Award Plan establishes maximum levels of awards payable to any one individual. The Committee works within these limitations and then exercises discretion in determining the actual amount of individual awards. A target incentive award amount, determined as a percentage of base salary, is established for each officer. The Committee designs the target incentive award amount to be competitive with large capitalization companies in general industry and other telecommunications companies as determined by examining external surveys, data from proxy statements and recommendations by independent outside consultants.

The Incentive Award Plan is intended to place a significant part of each executive's annual compensation at risk. An executive's annual incentive award for a particular year is based on the Company's or business unit's performance for that year (measured by revenue growth, net income, customer satisfaction, and other factors), and the executive's individual achievement of personal commitments. The Committee approves performance objectives for executives at the beginning of each year. The weight given to each of these performance components varies, depending upon the officer's particular job assignment. In addition, the officer's award can be adjusted by the Committee based upon a comparison of the financial performance of the Company or business unit with the financial performance of the peer group of companies.

The method used to determine the Chief Executive Officer's annual incentive award is discussed below in the section entitled "2003 Compensation for the Chief Executive Officer."

Long-Term Incentive Program

BellSouth's long-term incentive program is intended to focus the officer group on the achievement of corporate goals over time. Officers must carefully weigh the short and long-term benefits or consequences of their decisions and manage the business to effectively grow and compete in a rapidly changing communications marketplace. They also must balance long-term business development with the need for a reasonable current return. The Committee's intention is to incent the Company's officers to make the prudent business decisions necessary to secure a strong foothold for BellSouth in the competitive telecommunications marketplace.

Awards in 2003:    This philosophy is put into effect by basing the Company's long-term incentive compensation on the performance of BellSouth stock through a combination of nonqualified stock options, performance shares and restricted stock. First, each officer receives an annual grant of nonqualified stock options which are issued at market price as of the date of grant. The officer receives value from the options only if the stock price has appreciated as of the date of exercise. Second, the Committee granted performance shares to each officer. Performance shares are tied to the achievement of TSR performance levels relative to a peer group of telecommunications companies over a three-year performance period. The officer receives value from the performance shares only if the minimum level of performance relative to the peer group is achieved. Third, the Committee granted shares of restricted stock to each officer. The officer receives value from the restricted shares only if he or she remains employed by the Company on the vesting date. For further details regarding these awards, see "Executive Compensation" beginning on page 33.

In determining the number of stock options, performance shares and restricted shares granted to each officer for 2003, the Committee applied an annual grant level percentage to each individual officer's base salary. This percentage was comparable to and designed to be competitive with the grant practices of large capitalization companies in general industry and other telecommunications companies, as determined by examining external surveys, data from proxy statements and recommendations by independent outside consultants. The actual number of stock options granted was determined by using the Black-Scholes option pricing model. The number of performance shares and restricted shares awarded was determined by using the average of the closing prices of a share of BellSouth common stock during the month of January 2003. The Committee does not adjust each annual grant to reflect options or units outstanding or previously granted to a particular executive officer.

2003 Compensation for the Chief Executive Officer

Evaluation Procedure:    The Executive Nominating and Compensation Committee has developed, with the approval of the full Board of Directors, a procedure for evaluating the Chief Executive Officer's performance. The Committee annually reviews the Chief Executive Officer's accomplishments and conducts an evaluation of the Chief Executive Officer. The full Board of Directors discusses the results of the evaluation and the Committee Chair reviews the results with the Chief Executive Officer. In determining the Chief Executive Officer's compensation for 2003, the Committee recognized that Company results have been impacted over the past three years by a number of external factors. These include general economic weakness, difficult conditions in the telecommunications industry and a challenging regulatory environment contributing to significant overcapacity in the industry. The Committee believes the Chief Executive Officer has done an excellent job of guiding the Company through virtually unprecedented adverse industry conditions. Despite the turmoil in the telecom industry, under Mr. Ackerman's leadership, the Company achieved excellent results in 2003. Financial performance, customer service and shareholder returns were among the best in the industry. The Committee considered all these factors in setting Mr. Ackerman's compensation levels.

2003 Base Salary:    In determining Mr. Ackerman's base salary effective March 1, 2003, the Committee reviewed his major accomplishments during 2002 and conducted an evaluation of his performance. It also engaged the services of an independent outside consultant to review reported base salary information for the chief executive officers of the other companies in the peer group as well as the salaries of chief executive officers of other companies of comparable size. Based upon this evaluation and its review of relevant market data, the Committee concluded that the Chief Executive Officer's salary should be increased. However, at Mr. Ackerman's request, the Committee did not increase his salary over the level paid effective March 1, 2002 (before salary reduction for unpaid furlough taken in 2002). For further details, see the Summary Compensation Table on page 33.

2003 Short-Term Incentive Award:    In determining the Chief Executive Officer's short-term incentive award for 2003 performance, the Committee applied the evaluation procedure discussed above. In early 2004, the Committee conducted a review of Mr. Ackerman's accomplishments for 2003 and concluded that, under his leadership, BellSouth exceeded the goals set by the Committee at the beginning of the year in the areas of service to customers, as well as the financial targets. Based on these factors, the Committee exercised its judgment and awarded Mr. Ackerman the overall short-term incentive award shown in the Summary Compensation Table on page 33.

2003 Long-Term Incentive Award:    The Committee approved grants of stock options to Mr. Ackerman as shown in the Option / SAR Grants in 2003 table on page 34. The number of options granted was determined by using the same procedure as is described for the executive officers in "Long-Term Incentive Program—Awards in 2003," on page 17. Mr. Ackerman was also granted performance shares as shown in the Long-Term Incentive Plan Awards in 2003 table on page 35. He was also granted shares of restricted stock that vest in three annual installments. The number of performance shares and restricted shares awarded was determined in the same manner as discussed in "Long-Term Incentive Program—Awards in 2003," on page 17.

Executive Compensation Review

During 2003, the Committee asked its independent compensation consultant to perform a comprehensive review of the Company's entire executive compensation program. The consultant analyzed base pay, incentive plans, benefits plans and perquisite plans provided in whole or in part by the Company for its executives. The consultant found the plans and programs to be in accordance with sound compensation practices. The Committee has taken and continues to take its consultant's advice into consideration when making compensation related decisions.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

The Committee is responsible for addressing issues raised by Section 162(m) of the Internal Revenue Code ("Section 162(m)"). This Section limits the Company's tax deduction for compensation paid to certain executive officers that does not qualify as "performance-based" to $1 million per executive officer. To qualify as performance-based under Section 162(m), compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

The Committee continues to carefully consider the impact of this rule and has taken several steps that are designed to comply with its provisions and to maximize the corporate tax deduction for performance-based compensation. First, it adopted the BellSouth Corporation Stock Plan, which was approved by the Company's shareholders in 1995 and amended by the shareholders in 2000. This plan establishes performance criteria that are intended to qualify awards made under the plan to the named executive officers as performance-based awards approved by the shareholders; thus, these awards should not be counted toward the $1 million limitation. Second, it adopted the BellSouth Corporation Officer Short-Term Incentive Award Plan, which was approved by the Company's shareholders in 1996. Awards made under this plan are intended to qualify as performance-based awards approved by the shareholders and thus also should not count toward the $1 million limitation. However, the Committee believes that in some instances it may be necessary to forsake a tax deduction in order to continue to attract and retain qualified executives.

James P. Kelly (Chair)
James H. Blanchard
Robin B. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Nominating and Compensation Committee consists of Messrs. Kelly (Chair) and Blanchard, and Ms. Smith. None of the members of the Executive Nominating and Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth beneficial ownership of shares of BellSouth common stock by each director, by each executive officer named in the Summary Compensation Table on page 33, by all directors and executive officers as a group, and by the only persons or entities known to BellSouth to beneficially own more than 5% of the outstanding shares of our common stock as of February 4, 2004 (or such other date as indicated below).

	Beneficial Ownership as of February 4, 2004
Name	Current Beneficial Holdings	Shares Subject To Options (A)	Shares and Stock Units Held Under Deferral Plans (B)	Total	Percent of Shares Beneficially Owned

F. Duane Ackerman	348,772	3,653,698	108,620	4,111,090	*

Richard A. Anderson	126,386	709,863	9,089	845,338	*

Reuben V. Anderson	2,000	39,421	16,278	57,699	*

James H. Blanchard	20,714	52,773	31,007	104,494	*

J. Hyatt Brown	80,774	40,000	13,531	134,305	*

Armando M. Codina	59,041	39,773	26,607	125,421	*

Francis A. Dramis, Jr.	113,240	569,778	0	683,018	*

Ronald M. Dykes	120,799	853,136	31,593	1,005,528	*

Kathleen F. Feldstein	2,000	18,292	15,304	35,596	*

James P. Kelly	2,000	13,047	12,380	27,427	*

Charles R. Morgan	25,530	468,500	12,138	506,168	*

Leo F. Mullin	16,484	30,036	11,100	57,620	*

Eugene F. Murphy	14,000	19,519	8,248	41,767	*

Robin B. Smith	4,000	35,345	14,278	53,623	*

William S. Stavropoulos	6,400	25,641	16,131	48,172	*

Directors and Executive Officers as a group (18 persons)	1,099,592	7,344,799	359,831	8,804,222	*

FMR Corp. (C)	93,287,212	n/a	n/a	93,287,212	5.0%

Barclays Global Investors, N.A. (D)	99,082,994	n/a	n/a	99,082,994	5.3%

(A)
Represents shares that may be acquired currently or within 60 days after February 4, 2004 through the exercise of stock options. The exercise price of options is the market price of BellSouth stock on the date of grant and is not discounted. Directors and officers realize value from options only when exercised and only to the extent that the price of BellSouth stock on the exercise date exceeds the price of the stock on the grant date.

(B)
Represents shares of BellSouth stock, phantom stock units and units representing accrued dividends, receipt of which has been deferred pursuant to various deferral plans. The phantom stock units are payable in cash, but track the performance of BellSouth stock. Neither the shares nor the units can be voted or transferred.

(C)
FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109. Based on Amendment No. 2 to Schedule 13G filed on February 17, 2004, in which FMR Corp. and certain affiliates reported that, as of December 31, 2003, FMR Corp. and certain affiliates had sole voting power over 6,274,512 of those shares, shared voting power over none of those shares and had sole dispositive power over all 93,287,212 of those shares.

(D)
Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, California 94105. Based on Schedule 13G filed on February 13, 2004, in which Barclays Global Investors, N.A. and certain affiliates reported that, as of December 31, 2003, Barclays Global Investors, N.A. and certain affiliates, in the aggregate, beneficially owned 99,082,994 shares of BellSouth common stock, had sole voting power over 86,703,488 of those shares, shared voting power over none of those shares and had sole dispositive power over 86,795,588 of those shares.

*
Indicates less than 1%

MATTERS TO BE VOTED ON

DIRECTORS' PROPOSALS:

Proposal 1: Election of Directors

The following nominees have been selected by the Director Nominating and Corporate Governance Committee and approved by the Board for submission to the shareholders: James H. Blanchard, Armando M. Codina, and Leo F. Mullin, each to serve a three-year term expiring at the Annual Meeting in the year 2007. However, if the directors' proposal to elect the members of the Board of Directors annually is approved by BellSouth's shareholders, then the term of all directors, including those elected at the 2004 Annual Meeting, will end at the 2005 Annual Meeting of Shareholders and all directors will thereafter be elected for one-year terms. Information on each of the nominees can be found on page 7.

The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon recommendation of the Director Nominating and Corporate Governance Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.

Your Board of Directors Recommends a Vote "FOR" the Above Nominees

Proposal 2: Ratification of Appointment of Independent Auditor

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the independent auditor to audit the accounts of BellSouth and its subsidiaries for the year 2004. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand LLP, have audited the accounts and records of BellSouth and its subsidiaries since 1984. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have the opportunity to make a statement if they desire. They also will be available to answer questions.

Your Board of Directors Recommends a Vote "FOR" Proposal 2

Proposal 3: Amendment of the Company's By-laws to Provide for the Annual Election of all Directors

The Board of Directors recommends that the Company's By-laws be amended to eliminate the classified structure of the Board and allow for the annual election of the directors.

Article II, Section 2 of the Company's By-laws currently provides that:

  •
  the Board of Directors shall be divided into three classes of at least three directors each;

  •
  one of the three classes shall stand for re-election each year; and

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  each class of directors shall hold office for a three-year term.

The Board of Directors has unanimously adopted a resolution approving the submission to shareholders of an amendment to Article II, Section 2 of the By-laws that would declassify the Board of Directors and provide for the annual election of all directors. The form of this amendment, called the Annual Election Amendment, is attached as Exhibit B. The Board of Directors unanimously recommends that shareholders vote to approve the Annual Election Amendment.

The affirmative vote of shareholders holding at least 75% of all the outstanding shares of the Company is required for the approval of the Annual Election Amendment.

If the Annual Election Amendment is approved by the Company's shareholders, the amendment will be adopted and the terms of all directors will end at the 2005 Annual Meeting of Shareholders. Beginning with that annual meeting, all directors will be elected for one-year terms at each annual meeting. In addition, any director appointed by the Board of Directors to fill a newly created directorship or to fill a vacancy on the Board will hold office for a term ending at the next annual meeting after the director's appointment.

Classified or staggered boards have been widely adopted and have a long history in corporate law. Classified boards have been viewed as a means of promoting stability and continuity of experience on a board of directors primarily because the majority of directors at any given time will have had at least one year of experience on the board, thus assisting a company in its long-term strategic planning efforts. Also, because it would take at least two elections for a potential acquiror to gain control of a classified board without the cooperation of the board, the existence of a classified structure may enhance shareholder value by making it more likely that a party seeking to gain control of a target company will engage in arm's-length discussions with the target's existing board instead of launching a proxy fight in an attempt to gain control of the board and take over the company.

However, many investors and others have come to view a classified board structure as having the effect of reducing the accountability of directors because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for the implementation of these policies. Opponents of classified boards also believe that they discourage takeover proposals and proxy contests that could have the effect of increasing shareholder value. In light of these views, a number of major corporations have determined that principles of good corporate governance dictate that all directors of a corporation should be elected annually.

The BellSouth Board of Directors has considered the advantages and disadvantages of the classified board structure, and has unanimously voted to propose to the shareholders that the Company's directors be elected annually. In reaching this determination, the Board of Directors concluded that the benefits of a classified board structure were outweighed by the following considerations:

  •
  The Board's belief that providing the Company's shareholders with the opportunity annually to register their views on the collective performance of the Board and on each director individually will further the Company's goal of ensuring that its corporate governance policies conform to current best practices and maximize accountability to the shareholders;

  •
  The Board's belief that, because there is no limit to the number of terms an individual may serve (other than an age limitation), the continuity and stability of the Board's membership should not be materially affected by declassification of the Board of Directors; and

  •
  The Board's belief that, even though annual election of directors may enhance the ability of a third party to acquire control of the Company without engaging in arm's-length discussions with the Board, there are other factors, such as the regulatory requirements applicable to an acquisition of control of the Company, that reduce the likelihood that a third-party would be successful in taking over the Company without engaging in arm's-length discussions with the Board.

The proposal to eliminate the classification of the Board of Directors is neither the result of any effort to unseat incumbent directors, nor any effort by any person to take control of the Board of Directors. This year, the Company received, for the first time, shareholder proposals from four shareholders seeking a precatory shareholder vote on declassifying the Board. The shareholder proposals would have been included in this Proxy Statement, except that the shareholders agreed to withdraw the proposals as a result of the Board of Directors' decision to propose the Annual Election Amendment.

If the Annual Election Amendment is approved by shareholders, then each director elected at this Annual Meeting will hold office for a one-year term until the 2005 Annual Meeting, subject to his or her earlier resignation, removal or death. In addition, the remaining Company's directors will also stand for election at the 2005 Annual Meeting. In that regard, each of the Company's directors not otherwise up for re-election at the 2005 Annual Meeting has agreed to shorten his or her existing term so that it concludes at the 2005 Annual Meeting, if the Annual Election Amendment is approved by shareholders. In addition, any director appointed by the Board of Directors to fill any newly created directorship or to fill a vacancy on the Board will hold office for a term ending at the next annual meeting.

If the Annual Election Amendment is not approved by shareholders, the Board of Directors will remain classified, and the three directors elected at the 2004 Annual Meeting will be elected for a three-year term expiring in 2007. All other directors will continue in office for their full three-year term, subject to their earlier resignation, removal or death.

The affirmative vote of at least 75% of the Company's outstanding shares will be required for approval of the Annual Election Amendment. An abstention will have the same effect as a vote against the proposal.

Your Board of Directors Recommends a Vote "FOR" Proposal 3

Proposal 4: BellSouth Corporation Stock and Incentive Compensation Plan

The Board of Directors has adopted the BellSouth Corporation Stock and Incentive Compensation Plan (the "2004 Plan") and is recommending that shareholders approve the 2004 Plan at the Annual Meeting. The 2004 Plan is designed to replace BellSouth's current stock plan that expires in 2004. Upon approval of the 2004 Plan, no further awards will be made under the current stock plan. The 2004 Plan is integral to the Company's compensation strategies and programs. The Board believes that the 2004 Plan would maintain the flexibility that BellSouth needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees and directors essential for achievement of the Company's success.

The 2004 Plan would permit the grant of options, stock appreciation rights ("SARs"), restricted stock, restricted stock units, dividend equivalent rights, performance awards, annual incentive awards, and share awards. Shareholder approval of the 2004 Plan is intended to permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code. Individuals eligible to receive awards and grants under the 2004 Plan include employees, officers, consultants, advisors, and directors of the Company and its subsidiaries. As of February 10, 2004, there are 10 Directors, 8 executive officers and approximately 1,200 employees other than executive officers who are eligible to receive awards under the 2004 Plan.

A summary of the principal features of the 2004 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2004 Plan that is attached to this Proxy Statement as Exhibit A.

Shares Available for Issuance

The 2004 Plan authorizes a share pool of eighty million (80,000,000) shares. The eighty million (80,000,000) new shares represent 4.4% of the current outstanding shares of common stock. To provide BellSouth with the maximum flexibility in deciding how to make awards to participants, all eighty million (80,000,000) shares could be granted as full value shares (i.e., restricted stock, restricted stock units, performance shares).

If an option granted under the 2004 Plan expires or is terminated, surrendered, or canceled without having been fully exercised or if restricted stock, restricted stock units, performance awards or SARs granted under the 2004 Plan are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such awards would again be available for use under the 2004 Plan. If a SAR is settled in shares, the excess of the number of shares covered by the SAR over the number of shares issued in settlement of the SAR will again be available for use under the 2004 Plan. The number of shares that are transferred to the Company by a participant to pay the exercise or purchase price of an award would be subtracted from the number of shares issued with respect to such award for the purpose of counting shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of an award would not be counted as used. Shares covered by an award granted under the 2004 Plan that is settled in cash would not be counted as used.

Administration and Eligibility

The 2004 Plan would be administered by one of three administrators, with the administrator determined based on the role of the award recipient. The Executive Nominating and Compensation Committee would administer awards granted to a participant that is or may become subject to the requirements of Internal Revenue Code Section 162(m); the Director Nominating and Corporate Governance Committee would administer the awards granted to directors; and, subject to rules, regulations, and guidelines that may be established by the Executive Nominating and Compensation Committee, the Chief Executive Officer, the senior officer responsible for human resources or other persons designated by the Executive Nominating and Compensation Committee would administer awards granted to all other eligible employees, consultants, and advisors (collectively referred to as the "Administrator").

The Administrator would determine who is eligible to participate in the 2004 Plan, determine the types of awards to be granted, prescribe the terms and conditions of all awards, and construe and interpret the terms of the 2004 Plan. All decisions made by the Administrator would be final, binding, and conclusive.

Award Limits

In any one year, no participant may be granted awards in respect of more than two million five hundred thousand (2,500,000) shares or the value of two million five hundred thousand (2,500,000) shares in the form of: (i) restricted stock that is subject to the attainment of performance goals (as described below); (ii) stock options; (iii) SARs; (iv) performance shares; or (v) performance units, with the above limit subject to the adjustment provisions discussed below.

Type of Awards

Stock Options

The Administrator is authorized to grant stock options to participants. The stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option must be equal to or greater than the fair market value of a share on the date the stock option is granted. The term of a stock option cannot exceed ten (10) years (except that options may be exercised for up to one (1) year following the death of a participant even if that one (1) year extends beyond the ten (10) year term).

Subject to the terms of the 2004 Plan, the option's terms and conditions, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, would be determined by the Administrator and set forth in an award agreement.

Payment for shares purchased upon exercise of an option must be made in full at the time of purchase. Unless the Administrator determines otherwise, the exercise price may be paid (i) in cash or its equivalent (e.g., check); (ii) in shares of BellSouth common stock already owned by the participant, valued at the shares' fair market value on the exercise date; (iii) in the form of other property as determined by the Administrator; (iv) through participation in a "cashless exercise" procedure involving a broker; or (v) a combination of the foregoing.

SARs

The Administrator may in its discretion, either alone or in connection with the grant of an option, grant a SAR to a participant. The terms and conditions of the award would be set forth in an award agreement. SARs may be exercised at such times and be subject to such other terms, conditions, and provisions as the Administrator may impose. SARs that are granted in tandem with an option may only be exercised upon the surrender of the right to purchase an equivalent number of shares of BellSouth common stock under the related option and may be exercised only with respect to the shares of BellSouth common stock for which the related option is then exercisable.

The Administrator may establish a maximum amount per share that would be payable upon exercise of a SAR. A SAR would entitle the participant to surrender any then exercisable portion of the SAR and, if applicable, the related option. In exchange, the participant would receive an amount equal to the product of (i) the excess of the fair market value of a share of BellSouth common stock on the date preceding the date of surrender over the fair market value of a share of BellSouth common stock on the date the SAR was issued, or, if the SAR is related to an option, the per-share exercise price of the option, and (ii) the number of shares of BellSouth common stock subject to the SAR. Subject to the discretion of the Administrator, payment of a SAR may be made (i) in cash; (ii) in shares of BellSouth common stock; or (iii) in a combination of both (i) and (ii).

Dividend Equivalent Rights

The Administrator may grant dividend equivalent rights either in tandem with an award or as a separate award. The terms and conditions applicable to each dividend equivalent right would be specified in an award agreement. Amounts payable in respect of dividend equivalent rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the award to which the dividend equivalent rights relate.

Restricted Stock and Restricted Stock Units

The Administrator may grant awards of time-based restricted stock and restricted stock units. Restricted stock and restricted stock units may not be sold, transferred, pledged, or otherwise transferred until the time, or until the satisfaction of such other terms, conditions, and provisions, as the Administrator may determine. Generally, time-based restricted stock and restricted stock units may not vest more rapidly than ratably on the first three anniversaries of the date of the award; however, five percent (5%) of the share authorization pool (4,000,000 shares) may be used to grant time-based restricted stock and restricted stock units with a vesting perod of less than three (3) years.

When the period of restriction on restricted stock terminates, the unrestricted shares of BellSouth common stock would be delivered. Unless the Administrator otherwise determines at the time of grant, restricted stock carries with it full voting rights and other rights as a shareholder, including rights to receive dividends and other distributions. At the time an award of restricted stock is granted, the Administrator may determine that the payment to the participant of dividends would be deferred until the lapsing of the restrictions imposed upon the shares. The deferred dividends would be subject to the same forfeiture restrictions and restrictions on transferability as the restricted stock with respect to which they were paid.

Each restricted stock unit would represent the right of the participant to receive a payment upon vesting of the restricted stock unit or on any later date specified by the Administrator. The payment would equal the fair market value of a share of BellSouth common stock as of the date the restricted stock unit was granted, the vesting date, or such other date as determined by the Administrator at the time the restricted stock unit was granted. At the time of grant, the Administrator may provide a limitation on the amount payable in respect of each restricted stock unit. The Administrator may provide for a payment in respect of restricted stock unit awards: (i) in cash; or (ii) in shares of BellSouth common stock having a fair market value equal to the payment to which the participant has become entitled.

Performance Awards

Performance Shares and Performance Units

Performance share awards and performance unit awards may be granted by the Administrator under the 2004 Plan. Performance shares are denominated in shares and represent the right to receive a payment in an amount based on the fair market value of a share on the date the performance shares were granted, become vested or any other date specified by the Administrator, or a percentage of such amount depending on the level of performance goals attained. Performance units are denominated in a specified dollar amount and represent the right to receive a payment of the specified dollar amount or a percentage of the specified dollar amount, depending on the level of performance goals attained. Such awards would be earned only if performance goals established for performance periods are met. A minimum one-year performance period is required. At the time of grant the Administrator may establish a maximum amount payable in respect of a vested performance share or performance unit. The Adminstrator may provide for payment: (i) in cash; (ii) in shares of BellSouth common stock having a fair market value equal to the payment to which the participant has become entitled; or (iii) a combination of both (i) and (ii).

Performance-Based Restricted Stock

The Administrator may grant awards of performance-based restricted stock. The terms and conditions of such award would be set forth in an award agreement. Such awards would be earned only if performance goals established for performance periods are met. Upon the lapse of the restrictions, the Administrator would deliver a stock certificate or evidence of book entry shares to the participant. Awards of performance-based restricted stock would be subject to a minimum one-year performance cycle.

Performance Objectives

Performance shares, performance units and performance-based restricted stock awards under the 2004 Plan may be made subject to the attainment of performance goals based on one or more of the following business criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation, and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvement in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) total shareholder return; or (xx) any combinations of the foregoing.

Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any performance criteria may be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles.

Annual Incentive Awards

The Administrator has the authority to grant annual incentive awards to designated executive officers of the Company or any subsidiary. The terms and conditions of annual incentive awards would be as determined by the Administrator and set forth in an award agreement.

Designated officers are eligible to receive a cash payment determined as a percentage of an incentive pool. The incentive pool will be established by taking the greater of: (a) nine-tenths of one percent (0.9%) of the operating cash flow for a fiscal year; or (b) one and one-half percent (1.5%) of the net income for a fiscal year.

For these purposes: (i) operating cash flow means for a fiscal year the amount reported as "net cash provided by operating activities" in the Company's Form 10-K filed with the Securities and Exchange Commission for that fiscal year and (ii) net income means for a fiscal year the amount reported as "income before cumulative effect of accounting changes" in the Company's Form 10-K filed with the Securities and Exchange Commission for that fiscal year, all as determined in accordance with generally accepted accounting principles.

An eligible officer may not receive more than twenty-five percent (25%) of the annual incentive pool. The sum of the annual incentive pool percentages for all eligible officers cannot exceed one hundred percent (100%) of the total incentive pool for the year.

Participants' annual incentive awards would be determined by the Administrator based on the individual participant's allocated portion of the incentive pool, subject to downward adjustment in the discretion of the Administrator. In no event may the portion of the incentive pool allocated to a participant be increased in any way, including as a result of the reduction of any other participant's allocated portion.

Share Awards

The Administrator may award shares to participants as additional compensation for service to the Company or a subsidiary or in lieu of cash or other compensation to which participants have become entitled. Share awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Administrator determines to be appropriate.

Director Awards

The Administrator has the authority to award options and other types of awards in respect of up to two and one-half million (2,500,000) shares to directors. Grants of options and awards to any director cannot be made in respect of more than twenty-five thousand (25,000) shares in any one calendar year.

The terms and conditions of any award would be set forth in an award agreement. Unless otherwise provided in the award agreement, an award to a director under the 2004 Plan generally would become exercisable and/or the restrictions on an award would lapse on the first anniversary of the date of grant.

Amendment of the 2004 Plan

The Board has the right to amend the 2004 Plan except that the Board may not amend the 2004 Plan in a manner that would impair or adversely affect the rights of the holder of an award without the holder's consent. In addition, the Board may not amend the plan absent shareholder approval to the extent such approval is required by applicable law, regulation or exchange requirement.

Termination of the 2004 Plan

The 2004 Plan will terminate on the tenth anniversary of the date of shareholder approval. The Board may terminate the 2004 Plan at any earlier time. Termination cannot in any manner impair or adversely affect any awards outstanding at the time of termination in the absence of the award holder's consent.

Repricing of Options or SARs

Unless the Company's shareholders approve such adjustment, the Administrator would not have authority to make any adjustments to options or SARs that would reduce or would have the effect of reducing the exercise price of an option or SAR previously granted under the 2004 Plan.

Change in Control

Stock Options

Unless otherwise provided in the award agreement by the Administrator, upon the occurrence of a change in control, as defined in the 2004 Plan, each option outstanding on the date on which the change in control occurs would immediately become exercisable in full. If, within two (2) years following a change in control, the participant terminates employment for "good reason," as defined in the 2004 Plan, or is involuntarily terminated without "cause," as defined in the 2004 Plan, the participant would have until the earlier of twelve (12) months after his or her termination of employment or the expiration of the option term to exercise the option.

SARs

Unless otherwise provided in the award agreement, upon the occurrence of a change in control, all SARs would become immediately and fully exercisable. If, within two (2) years following a change in control, the participant terminates employment for good reason or is involuntarily terminated without cause, the participant would have until the earlier of twelve (12) months after his or her termination of employment or the expiration of the SAR term to exercise the SAR.

Restricted Stock and Restricted Stock Units

Unless otherwise determined by the Administrator at the time of grant, if, within two (2) years following a change in control, an employee terminates employment for good reason or is involuntarily terminated without cause, the restricted stock or restricted stock units would automatically vest upon such termination. The Administrator may determine that terminations of employment under other circumstances within two (2) years following a change in control would also result in vesting of restricted stock.

Performance Shares and Performance Units

Upon a change in control, unless otherwise determined by the Administrator at the time of grant, all performance shares and performance units would vest and be paid in cash on a pro rata basis as if the performance objectives have been satisfied at the greater of actual levels of achievement or target levels of achievement.

Performance-Based Restricted Stock

Upon a change in control, unless the grant agreement specifies otherwise, all restrictions on performance-based restricted stock would lapse and be paid on a pro rata basis as if the performance objectives have been satisfied at the greater of actual levels of achievement or target levels of achievement.

Annual Incentive Awards

Subject to the terms of the 2004 Plan, the Administrator would have discretion to determine the treatment of annual incentive awards upon the occurrence of a change in control.

Director Awards

Unless otherwise determined by the Administrator at the time of grant, options and awards to directors will become immediately vested and restrictions will lapse upon the occurrence of a change in control.

Adjustments

In the event of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, stock dividend, stock split or reverse stock split, or similar transaction or other change in corporate structure affecting BellSouth common stock, adjustments and other substitutions will be made to the Plan, including adjustments in the maximum number of shares subject to the Plan and other numerical limitations. Adjustments will also be made to awards under the Plan as the Administrator in its discretion deems equitable or appropriate.

In the event of any merger or consolidation, liquidation or dissolution of the Company, outstanding options and awards will either be treated as provided for in the agreement entered into in connection with the transaction (which may include the accelerated vesting and cancellation of the options and SARs or the cancellation of options and SARs for payment of the excess, if any, of the consideration paid to stockholders in the transaction over the exercise price of the options or SARs), or converted into options or awards in respect of the same securities, cash, property or other consideration that stockholders received in connection with the transaction.

Federal Income Tax Consequences

The Company has been advised by counsel that the federal income tax consequences as they relate to awards are as follows:

Incentive Stock Options (ISOs)

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two (2) years after the date of the grant of the ISO and has held the shares for at least one (1) year after the date of exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

If an optionee sells ISO shares before having held them for at least one (1) year after the date of exercise and two (2) years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

Nonqualified Stock Options (NQSOs)

An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

Restricted Stock

A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards

In the case of an exercise of a SAR or an award of restricted stock units, performance stock, performance units, share awards, or incentive awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Million Dollar Deduction Limit

Pursuit to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than one million ($1,000,000) dollars that is paid to an individual who, on the last day of the taxable year, is either the Company's chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company's proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. It is intended that awards in the form of stock options, performance-based restricted stock, performance shares, performance units, SARs, and cash payments under annual incentive awards constitute qualified performance-based compensation and, as such, will be exempt from the one million ($1,000,000) dollar limitation on deductible compensation.

New Plan Benefits

Because benefits under the 2004 Plan will depend on the Administrator's actions and the fair market value of the BellSouth common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2004 Plan is approved by the shareholders. On February 20, 2004, the closing price of BellSouth common stock was $27.87.

Approval by Shareholders

In order to be adopted, the 2004 Plan must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote. Under Georgia law and the Company's By-laws, abstentions and broker non-votes are treated as present for purposes of determining the presence of a quorum. Abstentions will be treated as votes against the 2004 Plan. If approved by shareholders, the 2004 Plan will supersede prior plans, as defined in the 2004 Plan.

Your Board of Directors Recommends a Vote "FOR" Proposal 4

SHAREHOLDER PROPOSALS:

The following shareholder proposals may be presented for a vote at the Annual Meeting. The proposals are printed exactly as the shareholders submitted them. Spaces are provided on the accompanying proxy card to vote FOR, AGAINST, or ABSTAIN with respect to the proposals.

Proposal 5: Executive Compensation

The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001, beneficial owner of approximately 31,100 shares of BellSouth common stock on November 5, 2003, has submitted the following proposal for consideration at the 2004 Annual Meeting:

Commonsense Executive Compensation Proposal

Resolved, that the shareholders of BellSouth Corporation ("Company") request that the Company's Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following "Commonsense Executive Compensation" program including the following features:

  (1)
  Salary — The chief executive officer's salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

  (2)
  Annual Bonus — The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive's salary level, capped at 100% of salary.

  (3)
  Long-Term Equity Compensation — Long-term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

  (4)
  Severance — The maximum severance payment to a senior executive should be no more than one year's salary and bonus.

  (5)
  Disclosure — Key components of the executive compensation plan should be outlined in the Compensation Committee's report to shareholders, with variances from the Commonsense program explained in detail.

The Commonsense compensation program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

Supporting Statement: We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a "wasteland that has not been reformed." (Institutional Shareholder Services senior vice-president, Wall Street Journal, "Executive Pay Keeps Rising, Despite Outcry," October 3, 2003). As of 2002, the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy's Tenth Annual CEO Compensation Survey ("Executive Excess 2003—CEO's Win, Workers and Taxpayers Lose.")

We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company's leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.

Board of Directors' Recommendation:

The Board of Directors believes that the adoption of the above proposal would not be in the best interest of the Company and its shareholders and recommends a vote AGAINST the proposal.

The Executive Nominating and Compensation Committee of the Board of Directors, which is composed entirely of independent directors, is responsible for recommending to the non-employee directors the compensation of the Chief Executive Officer ("CEO") and the other members of the Company's senior management team. The Committee's Report on Executive Compensation, which begins on page 15 of this Proxy Statement, describes in detail the process the Committee uses to set the compensation level of the CEO and other executives. The Committee is charged by the Board to attract, motivate and retain executives of the highest caliber to lead the Company's management team. The Committee applies a "pay for performance" philosophy and works to align the interests of the management team with those of the Company's shareholders in its compensation plan designs.

The Committee and the Board strongly believe that the adoption of this shareholder proposal would unnecessarily limit the Company's flexibility to compete in the market for talented leaders. The proposal calls for arbitrary limits and restrictions on salary, bonus and long-term compensation levels. The Board believes that limiting the Committee's discretion to determine the compensation of the CEO and other executive officers based on all relevant factors is imprudent and may result in the compensation package being inadequate to attract and retain high caliber executives in a competitive marketplace for executive talent.

The Board believes that, as set forth in the shareholder proposal, executive compensation should be designed to create long-term corporate value, and the Committee has designed a compensation program intended to achieve that goal. The senior executives' compensation package is designed to incent them to achieve both annual and long-term goals set by the Committee. For example, nearly 85% of the value of the CEO's compensation package is contingent on the achievement of long-term corporate value.

The proposal calls for 100% of the senior executives' equity compensation to be in the form of restricted stock. The Committee believes that restricted stock should be one part of the equity component of the senior executives' compensation package. In 2003, the Committee changed the equity mix of the senior officers' compensation to move a portion of the value from stock options to performance shares and restricted stock. In 2004, the senior executives' long-term compensation will not include any stock options, but will be comprised 100% of performance shares and restricted stock. The Committee will continue to monitor trends in this area and will adjust the mix of equity compensation types from time to time as necessary to maintain the alignment of the interests of Company executives with those of shareholders. The Committee feels strongly that it should have the flexibility to make similar adjustments to the senior executives' compensation package as it deems necessary, and that it should not be bound by arbitrary, pre-established levels of compensation.

For the Reasons Set Forth Above, Your Board of Directors Recommends a Vote "AGAINST" Proposal 5

Proposal 6: CEO Compensation

Mr. Raymond M. Baechle, Jr. and Mrs. Carla D. Baechle, Jr., 6420 W. Falcon's Lea Dr., Davie, FL 33331, record owners of 617 shares of BellSouth common stock on November 9, 2003, have submitted the following proposal for consideration at the 2004 Annual Meeting:

"RESOLVED, that the shareholders of BellSouth ask the board of directors to establish a cap on the total compensation that may be paid to the CEO in a given year equal to 25 times the average compensation paid to employees who are not exempt from coverage under the Fair Labor Standards Act in the prior year, including salary, bonus, the grant-date present value of stock options, the grant-date present value of restricted stock, payments under long-term incentive plans, and other annual and all other compensation.

SUPPORTING STATEMENT:

The compensation of chief executive officers of U.S. public companies has soared in recent years, from a median of $1.8 million in 1992 to $6.1 million in 2000, according to a report of the Conference Board. The explosion in CEO pay has far outstripped gains realized by the majority of workers. According to a Business Week article (May 6, 2002), CEOs of large corporations in 2001 made 411 times as much as the average factory worker. In the past decade, according to the same article, while the wages of rank-and-file workers increased by 36%, the compensation of CEOs climbed 340%. In a speech to the National Association of Corporate Directors, William McDonough attacked excessive corporate pay as morally indefensible.

There is evidence that large pay disparities can have a negative effect on worker productivity. A 1992 study by Cowherd and Levine in Administrative Science Quarterly found that pay differentials between managers and blue collar workers, as well as within the management group, tends to reduce product quality. A study by Stanford professor Charles O'Reilly and others found that disparity between the CEO's pay and that of lower level managers was associated with higher manager turnover. "According to Business Week, in the mid-1980s, Peter Drucker argued that no CEO should earn more than 20 times the company's lowest-paid employee to ensure that the contributions of all employees are recognized. Drucker believes that the growing CEO-worker pay differential damages the authority of corporate leaders. In a September 2002 report, a commission of the Conference Board lamented the "widespread perception of a lack of fairness since certain executives have garnered substantial compensation even as their companies and the retirement savings of their employees has collapsed. To restore public confidence, the commission urged compensation committees to "be mindful of the differences in compensation levels throughout the corporation in setting senior executive compensation levels."

I believe this proposal is necessary to bringing more balance to the differential between senior executive and employee pay. I urge shareholders to vote for this proposal.

Board of Directors' Recommendation:

The Board of Directors believes that the adoption of the above proposal would not be in the best interest of the Company and its shareholders and recommends a vote AGAINST the proposal.

The Executive Nominating and Compensation Committee of the Board of Directors, which is composed entirely of independent directors, is responsible for determining the compensation of the Chief Executive Officer ("CEO") and the other members of the Company's senior management team. The Committee's Report on Executive Compensation, which begins on page 15 of this Proxy Statement, describes in detail the process the Committee uses to set the compensation level of the CEO and other executives. The Committee is charged by the Board to attract, motivate and retain executives of the highest caliber to lead the Company's management team.

A major portion of the CEO's compensation is directly linked to the Company's financial goals and to the sustained growth of shareholder value over time. In setting the CEO's compensation, the Committee looks at a number of factors, including individual performance, Company performance and market data to develop a mix of base and incentive compensation that is appropriate. The Committee also determines appropriate performance measures for determining incentive compensation.

This proposal would severely limit the Committee's discretion to establish appropriate performance-based compensation for the CEO, and instead, would provide an arbitrary mathematical formula that does not take into account the achievement of financial and other business goals. In addition, the proposal would limit the Company's ability to remain competitive in the market for executive leadership. Moreover, it does not take into account the relationship of the CEO's compensation to the compensation of CEOs of other similarly sized companies in comparable industries. Accordingly, the Board has concluded that it cannot support the Proposal.

For the Reasons Set Forth Above, Your Board of Directors Recommends a Vote "AGAINST" Proposal 6

Proposal 7: Disclosure of Political Contributions

The Central Laborers' Pension Fund, P.O. Box 1267, Jacksonville, IL 62651, beneficial owner of more than $2,000 worth of BellSouth common shares on November 6, 2003, has submitted the following proposal for consideration at the 2004 Annual Meeting:

Political Disclosure Resolution

Resolved, that the shareholders of BellSouth Corporation ("Company") hereby request that the Company prepare and submit to the shareholders of the Company:

  (1)
  A report, updated annually, disclosing its policies for political contributions (both direct and indirect) made with corporate funds. The report shall include, but not be limited to, contributions and donations to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527. This Report shall be disclosed to shareholders through the Company's web site or to shareholders in published form.

  (2)
  A semi-annual report of political contributions, disclosing monetary and non-monetary contributions to candidates, parties, political committees and other organizations and individuals described in paragraph 1. This report shall contain the following information:

  a.
  An accounting of the Company's funds contributed or donated to any of the persons described above;

  b.
  A business rationale for each of the Company's political contributions or donations; and

  c.
  Identification of the person or persons in the Company who participated in making the decisions to contribute or donate.

Statement of Support: As long-term shareholders of BellSouth Corporation, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Currently, BellSouth Corporation is not required to disclose political contributions made with corporate funds in any Securities and Exchange Commission (SEC) reports to shareholders. Company executives and lobbyists exercise unbridled discretion over the use of corporate resources for political purposes. In addition, there is no SEC requirement for disclosing the business rationale for such donations.

The result is that shareholders are unaware of how and why the Company chooses to make corporate contributions and the political ends that are being furthered by the gift of corporate funds. Company officials may, in fact, be funding groups and candidates whose agendas are antithetical to the interests of it, its shareholders and its stakeholders.

This is the case with BellSouth Corporation. The Center for Responsive Politics, a campaign finance watchdog organization, reported that the Company donated $1,300,000 in the 2002 election cycle to major party committees and congressional campaign dinners. However, further investigation shows that $50,000 of the Company's money also went to political committees associated with certain political figures. Those committees, in turn, used the Company's money in ways not generally known to the public that could pose reputational problems and legal risks for the Company.

Absent a system of accountability, corporate executives will be free to use the Company's assets for political objectives not shared by and may be inimical to the interests of shareholders. There is currently no single source of information providing disclosure to the Company's shareholders on this issue. That is why we urge your support for this critical governance reform.

Board of Directors' Recommendation:

The Board of Directors believes that the adoption of the above proposal would not be in the best interest of the Company and its shareholders and recommends a vote AGAINST the proposal.

The Board of Directors believes that adoption of this proposal would be costly and unnecessary and would not be in the best interest of the Company or its shareholders. The Board believes it is in the best interest of the shareholders for the Company to support the electoral process by contributing prudently to state and local candidates and political organizations when such contributions are permitted by federal, state and local laws. BellSouth is also fully committed to complying with campaign finance and lobbying laws, and changes that may be enacted in the future, including the laws requiring public disclosure of political contributions and lobbying expenses.

The Company already complies with numerous federal and state laws and regulations governing the permissibility and reporting of political contributions. Information about the Company's contributions to candidates, political committees, party committees and political organizations is publicly available, and most of the data is available on the Internet. This proposal would impose additional costs and administrative burdens on your Company without conferring a concomitant benefit on the shareholders.

As authorized by federal law, the Company also sponsors political action committees supported solely by voluntary contributions from employees. Each of the political action committees represents the interests of its members at both the state and federal level. The political action committees file publicly available reports with various governmental agencies detailing their receipts and disbursements. Requiring your Company to spend money to prepare the requested reports on information that is already available would not be a productive use of your Company's funds.

For these reasons, the Board of Directors believes that the proposal does not serve the best interest of the Company or its shareholders.

For the Reasons Set Forth Above, Your Board of Directors Recommends a Vote "AGAINST" Proposal 7

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The table below shows, for the last three years, the compensation paid or accrued by BellSouth and its subsidiaries to each of the five named executive officers.

SUMMARY COMPENSATION TABLE
($000)

		Annual Compensation							Long-Term Compensation
									Awards			Payouts
Name and Principal Position	Year	Salary ($)			Bonus ($)(B)		Other Annual Compen- sation ($)(C)		Restricted Stock Awards ($)(D)		Securities Underlying Options/SARs (#)	LTIP Payouts ($)		All Other Compensation ($)(E)

F. Duane Ackerman Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$ $ $	1,365.0 1,327.9 1,300.0	(A)	$ $ $	2,939.0 991.3 1,702.0	$ $	244.2 134.3 $ 52.0	$ $ $	2,590.1 0.0 0.0	761,524 915,154 631,083	$ $ $	0.0 0.0 0.0	$ $ $	417.0 228.5 221.7

Ronald M. Dykes Chief Financial Officer	2003 2002 2001	$ $ $	658.2 620.2 610.0	(A)	$ $ $	1,278.2 518.1 655.5	$ $ $	105.4 17.4 34.0	$ $ $	964.5 0.0 0.0	286,024 270,254 228,683	$ $ $	0.0 0.0 0.0	$ $ $	213.8 92.0 98.7

Richard A. Anderson President—Customer Markets	2003 2002 2001	$ $ $	609.7 578.7 515.0	(A)	$ $ $	1,144.8 418.6 445.0	$ $ $	78.2 8.8 17.5	$ $ $	893.5 0.0 0.0	265,224 250,554 161,583	$ $ $	0.0 0.0 0.0	$ $ $	131.3 47.3 50.1

Francis A. Dramis, Jr. Chief Information, E-Commerce and Security Officer	2003 2002 2001	$ $ $	588.8 557.3 550.0	(A)	$ $ $	1,060.8 430.0 546.5	$ $ $	28.5 26.4 30.4	$ $ $	825.7 0.0 0.0	245,524 232,954 186,900	$ $ $	0.0 0.0 0.0	$ $ $	51.7 50.0 76.7

Charles R. Morgan General Counsel	2003 2002 2001	$ $ $	507.5 480.8 466.6	(A)	$ $ $	702.9 300.0 361.5	$ $ $	22.4 24.4 32.8	$ $ $	456.4 0.0 0.0	133,200 191,100 106,200	$ $ $	0.0 0.0 0.0	$ $ $	44.9 44.3 48.5

(A)
The amounts reported for 2002 for the five named executive officers reflect salary reductions of $26.3, $12.3, $11.3, $11.0 and $9.5, respectively, for unpaid furloughs, i.e., voluntary time off without pay, taken during 2002.

(B)
These amounts were earned under the BellSouth Corporation Officer Short-Term Incentive Award Plan.

(C)
The amounts reported for Mr. Ackerman for 2003 include $184.2 for tax payments made by the Company on behalf of Mr. Ackerman, $25.1 for automobile allowance and related costs, and $16.4 for personal use of Company aircraft. The amounts reported for Mr. Ackerman for 2002 include $73.2 for tax payments made by the Company on behalf of Mr. Ackerman and $25.2 for personal use of Company aircraft. The Board of Directors requires that Mr. Ackerman use Company aircraft for all travel, and the amounts disclosed for personal use of Company aircraft are based on the incremental cost of such use. The amount shown for Mr. Ackerman for 2001, and the amounts shown for Messrs. Dykes, Anderson, Dramis and Morgan represent tax payments made by the Company on behalf of each officer.

(D)
This item shows the grant date value of restricted stock awards. During 2003, Messrs. Ackerman and Dykes received awards of 120,300 and 44,800 restricted shares, respectively, of which one-third vested on December 31, 2003, and one-third will vest on December 31 of 2004 and 2005. Also during 2003, Messrs. Anderson, Dramis and Morgan received awards of 41,500, 38,350 and 21,200 restricted shares, respectively, which will vest in full on December 31, 2005. At December 31, 2003, the aggregate number and value of all restricted shares held by each named executive officer were as follows:

	Number of Shares	Value at December 31, 2003
F. Duane Ackerman	171,664	$4,858.1
Ronald M. Dykes	96,534	$2,731.9
Richard A. Anderson	108,167	$3,061.1
Francis A. Dramis, Jr.	105,017	$2,972.0
Charles R. Morgan	21,200	$600.0

  These values are based on the closing price of $28.30 of BellSouth common stock on the New York Stock Exchange on December 31, 2003. Dividends are paid on all restricted shares at the same rate as the dividend rate received by all shareholders.

(E)
Included in this category for 2003 are amounts for the five named executive officers for: (a) above-market interest on voluntary salary deferrals under nonqualified deferred compensation plans, $131.3, $50.5, $13.7, $1.5 and $0.0, respectively; (b) Company matching contributions to certain employee benefit plans, $10.0, $13.3, $13.2, $13.2 and $13.1, respectively; (c) benefits substantially equal to Company matching contributions that could not be provided under employee savings plans because of limitations under the Internal Revenue Code or on amounts deferred from compensation, $46.3, $16.5, $14.7, $14.0 and $11.1, respectively; and (d) value of life insurance premiums paid by the Company, $38.9, $13.0, $1.7, $23.0 and $20.7, respectively. In 2003, the Company terminated the split dollar life insurance arrangements previously maintained with Messrs. Ackerman, Dykes and Anderson due to changes in the law. Under these arrangements, the Company had an interest in the policies' cash values equal to the premiums paid by the Company. Upon termination of the arrangements, the Company recovered a portion of this interest from the policies' cash surrender values. The Company's remaining interest in the policies was transferred to the executives so the policies would have sufficient value to continue to provide promised insurance coverage. The amounts reported for Messrs. Ackerman, Dykes and Anderson include the amounts transferred by the Company in connection with these transactions, $190.5, $120.5 and $88.0, respectively. The 2001 amounts reported for Messrs. Dramis and Morgan include Executive Transfer Plan pay of $23.4 and $2.0, respectively.

Stock Options and Stock Appreciation Rights

The following table contains information concerning the grant of stock options to the five named executive officers during 2003. The Company utilized the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Value" column. The officer realizes value from the stock options only to the extent that the price of BellSouth stock on the date the officer exercises the options exceeds the price of the stock on the grant date. Consequently, there is no assurance the value realized by an officer will be at or near the value estimated below; these amounts should not be used to predict stock performance.

OPTION / SAR GRANTS IN 2003

Individual Grants							Grant Date Value
Name	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees In Fiscal Year		Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($000)

F. Duane Ackerman	757,400(A 4,124(B	) )	5.27 ..03	% %	$21.75 $24.25	3/3/13 4/28/13	$ $	3,132.0(C) 20.4(D)

Ronald M. Dykes	281,900(A 4,124(B	) )	1.96 ..03	% %	$21.75 $24.25	3/3/13 4/28/13	$ $	1,165.7(C) 20.4(D)

Richard A. Anderson	261,100(A 4,124(B	) )	1.82 ..03	% %	$21.75 $24.25	3/3/13 4/28/13	$ $	1,079.7(C) 20.4(D)

Francis A. Dramis, Jr.	241,400(A 4,124(B	) )	1.68 ..03	% %	$21.75 $24.25	3/3/13 4/28/13	$ $	998.2(C) 20.4(D)

Charles R. Morgan	133,200(A	)	.93%		$21.75	3/3/13		$550.8(C)

(A)
Under provisions of the BellSouth Corporation Stock Plan, the Board of Directors granted nonqualified stock options to key employees to purchase shares of BellSouth common stock within prescribed periods at prices equal to the fair market value of the stock on the date of the grant. Options granted in 2003 generally become exercisable at the end of three years, determined from the date of the grant. No stock appreciation rights were granted to officers in 2003. All options vest immediately in the event of a change in control.

(B)
Incentive stock options were awarded to certain officers based on their achievement of ownership of specified levels of Company stock as established by the Board of Directors. These options, which have exercise prices equal to the fair market value of the stock on the date of the grant, are exercisable six months from the date of the grant. See "Executive Nominating and Compensation Committee Report on Executive Compensation" on page 15.

(C)
This value was determined using the standard application of the Black-Scholes option pricing methodology using the following assumptions: volatility of 29%, dividend yield of 3.90%, and a risk-free rate of return of 2.64% based on options being outstanding for a five-year term.

(D)
This value was determined using the standard application of the Black-Scholes option pricing methodology using the following assumptions: volatility of 29%, dividend yield of 3.44%, and a risk-free rate of return of 2.84% based on options being outstanding for a five-year term.

Option/SAR Exercises and Holdings

The following table sets forth information with respect to the five named executive officers concerning the exercise of options/SARs during 2003 and unexercised options/SARs held on December 31, 2003.

AGGREGATED OPTION / SAR EXERCISES IN 2003
AND FISCAL YEAR-END OPTION / SAR VALUES

			Number of Securities Underlying Unexercised Options / SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options / SARs at Fiscal Year-End ($000)(A)
	Shares Acquired on Exercise (#)	Value Realized ($000)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

F. Duane Ackerman	443,200	$3,956.1	3,025,098	3,107,252	$4,124.3	$4,885.2

Ronald M. Dykes	183,192	$977.5	626,936	775,100	$16.3	$1,818.3

Richard A. Anderson	100,000	$1,075.7	550,763	667,500	$418.9	$1,684.1

Francis A. Dramis, Jr.	0	$0.0	382,878	658,000	$16.3	$1,557.0

Charles R. Morgan	0	$0.0	362,300	430,500	$0.0	$866.5

(A)
Based on the average of the high and low price of $28.20 of BellSouth common stock on the New York Stock Exchange on December 31, 2003.

Long-Term Incentive Plan Awards in 2003

The following table provides information concerning awards of performance shares made to the named executive officers during 2003 under the BellSouth Corporation Stock Plan. The determination of the actual number of performance shares earned is based on BellSouth's annualized Total Shareholder Return ("TSR") over a three-year performance period in comparison to the TSR of a peer group of telecommunications companies. The actual number of performance shares that can be earned ranges from 0% to 150% of a participant's performance share award. For each performance share earned, participants receive a cash payment equal to the average fair market value of a share of BellSouth stock for the last five trading days preceding, and the first five trading days following, the last day of the performance period. This cash payment is made in two equal installments: the first installment is paid after the end of the performance period, and the second installment is paid six months later. In addition, after the end of the performance period, participants receive a cash payment equal to the amount of cash dividends paid on one share of BellSouth stock during the performance period multiplied by the number of performance shares earned.

LONG-TERM INCENTIVE PLAN AWARDS IN 2003

Name	Number of Shares, Units or Other Rights (#)(A)	Performance or Other Period Until Maturation or Payout

F. Duane Ackerman	120,300	2003-2005

Ronald M. Dykes	44,800	2003-2005

Richard A. Anderson	41,500	2003-2005

Francis A. Dramis, Jr.	38,350	2003-2005

Charles R. Morgan	21,200	2003-2005

(A)
The actual number of performance shares that can be earned ranges from 0% to 150% of the performance share award.

Pension and Other Retirement Benefits

The following table shows the estimated single life annual pension annuity benefit provided to eligible participants under the BellSouth Personal Retirement Account Pension Plan and the BellSouth Supplemental Executive Retirement Plan ("SERP") combined, based on the specified remuneration levels and years of credited service. The SERP provides benefits in excess of amounts permitted by certain Internal Revenue Code provisions on qualified benefit plans. During 2003, the SERP was amended to provide for equivalent lump sum distributions following retirement, as an alternative to a monthly annuity. Certain officers are required to wait two years following retirement to receive the lump sum distribution, if elected. Both of the Company's qualified pension plans for management and craft employees provide for a lump sum payment option. The amounts set forth as payable in the table below assume an undiscounted retirement age and are reduced, in accordance with the SERP, by an average Social Security Primary Insurance Benefit determined annually to be payable at age sixty-five.

PENSION PLAN TABLE
($000)

	Years of Service
Remuneration	5	10	15	20	25	30	35	40

$ 800	$58.3	$138.3	$218.3	$298.3	$358.3	$418.3	$458.3	$498.3

900	68.3	158.3	248.3	338.3	405.8	473.3	518.3	563.3

1,000	78.3	178.3	278.3	378.3	453.3	528.3	578.3	628.3

1,300	108.3	238.3	368.3	498.3	595.8	693.3	758.3	823.3

2,000	178.3	378.3	578.3	778.3	928.3	1,078.3	1,178.3	1,278.3

2,600	238.3	498.3	758.3	1,018.3	1,213.3	1,408.3	1,538.3	1,668.3

3,100	288.3	598.3	908.3	1,218.3	1,450.8	1,683.3	1,838.3	1,993.3

3,800	358.3	738.3	1,118.3	1,498.3	1,783.3	2,068.3	2,258.3	2,448.3

Pension benefits are based on the average compensation (salary and bonus) over the five-year period preceding retirement. Therefore, the covered compensation presented in the table below for the five named executive officers is based upon the last five-year average of pension eligible compensation actually paid and, as such, will differ from the salary and bonus amounts set forth in the Summary Compensation Table on page 33. In addition, the number of whole years of credited service attained in 2003 is presented.

Name	Covered Compensation ($000)	Years of Service (#)

F. Duane Ackerman	$3,117.2	39

Ronald M. Dykes	$1,280.7	32

Richard A. Anderson	$965.4	22

Francis A. Dramis, Jr.	$1,019.5	5

Charles R. Morgan	$865.5	5

Equity Compensation Plan Information

The following table provides information about shares of BellSouth common stock that may be issued under our equity compensation plans as of December 31, 2003. The table does not include the additional shares that may be issuable pursuant to the proposed BellSouth Corporation Stock and Incentive Compensation Plan that is being submitted for shareholders' approval in this Proxy Statement.

	(A)		(B)		(C)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by shareholders	111,491,955	(1)	$34.44		54,881,922	(2)
Equity compensation plans not approved by shareholders	1,623,181		$41.00	(3)	—

Totals	113,115,136		$34.52	(3)	54,881,922

(1)
Consists of shares to be issued upon exercise of outstanding options granted under the BellSouth Corporation Stock Plan, the BellSouth Corporation Stock Option Plan, the BellSouth Corporation Non-Employee Director Stock Plan, and the BellSouth Corporation Non-Employee Director Stock Option Plan. Of these plans, the only plan under which options may be granted in the future is the BellSouth Corporation Stock Plan.

(2)
The number of shares available for future grant under the BellSouth Corporation Stock Plan (as amended on December 5, 2000) is equal to 1.25% of total BellSouth shares outstanding at the time of grant, plus, for each prior calendar year since the effective date of the plan, the excess of shares available for grant in that calendar year over the number of shares granted in that calendar year.

(3)
The weighted average exercise prices in the table above exclude 274,263 shares payable under the BellSouth Corporation Executive Incentive Award Deferral Plan at December 31, 2003.

Material Terms of Equity Compensation Plans Not Approved by Shareholders:

The BellSouth Corporation Executive Incentive Award Deferral Plan (the "IADP") is a nonqualified deferred compensation plan that was terminated effective September 1996. Prior to termination of the IADP, eligible plan participants could elect to defer receipt of some or all of the shares of BellSouth common stock awarded to them under the BellSouth Corporation Executive Long-Term Incentive Plan (terminated effective February 1996). During the deferral period, dividend equivalents increase the number of shares payable to participants at the same rate as the dividend rate received by all shareholders. Shares are issued to plan participants in accordance with individual payment schedules that were established when each respective deferral agreement was executed. Plan participants are not required to pay an exercise price to receive these shares. Shareholder approval of this plan was not required under applicable provisions of law or the rules of the New York Stock Exchange.

Effective November 23, 1998, the Company entered into a retirement agreement with Mr. Ackerman pursuant to which he received awards of nonqualified stock options and restricted stock. The material terms of that agreement are described in "Executive Employment Agreements and Other Retirement and Change in Control Agreements — Agreement with Chief Executive Officer," below. Shareholder approval of this plan was not required under applicable provisions of law or the rules of the New York Stock Exchange.

Executive Employment Agreements and Other Retirement and Change In Control Arrangements

Agreement with Chief Executive Officer:    Upon Mr. Ackerman's election to the positions of Chairman of the Board, President and Chief Executive Officer, the Company entered into a retirement agreement with him, which became effective November 23, 1998. The agreement was designed to incent Mr. Ackerman to remain with the Company beyond the age of sixty and to link compensation under the agreement to the Company's performance.

Pursuant to the retirement agreement, Mr. Ackerman was awarded 152,440 shares of restricted stock and 1,348,918 nonqualified stock options. These shares of restricted stock vest and these options become exercisable over a period of five years, beginning with a 20% increment on Mr. Ackerman's sixtieth birthday, followed by subsequent 20% increments on his sixty-first, sixty-second, sixty-third and sixty-fourth birthdays, provided he remains employed by the Company on each relevant date.

Upon Mr. Ackerman's retirement on or after his sixty-fifth birthday (or earlier, with the consent of the Board of Directors), he would be entitled to an enhanced nonqualified pension benefit for life, and certain perquisites (e.g., financial counseling for seven years and office space for life). Upon such retirement, all restricted stock would become fully vested and all options would become fully exercisable.

The agreement provides for a severance payment to Mr. Ackerman in the event his employment is terminated by the Company other than for cause, or if Mr. Ackerman initiates termination for good reason (a constructive discharge), prior to his sixty-fifth birthday. The amount of such payment would be equal to two times his annual base pay in effect at the termination date plus two times his standard bonus for the year of termination. Mr. Ackerman would receive a bonus for the year of such termination in an amount no less than his standard bonus. In addition, all restricted stock would become fully vested and all options would become fully exercisable.

Finally, the agreement provides that, in the event Mr. Ackerman dies or becomes disabled while still employed by the Company, he or his estate will be paid an amount equal to two times his base pay for the year in which such event occurs, plus two times his standard bonus for such year. If such event occurs after Mr. Ackerman's sixtieth birthday, all restricted stock would become fully vested and all options would become fully exercisable.

Special Executive Agreements:    As part of its continuing efforts to retain and motivate its executive talent, during 2000, the Company entered into special agreements with Messrs. Dykes, Anderson and Dramis. Mr. Dykes' agreement has subsequently been modified, as described below. Mr. Anderson's and Mr. Dramis' agreements each provide for a special grant of 100,000 shares of restricted stock that will vest over a period of five years, with one third of the shares vesting at the end of each of the third, fourth and fifth years after grant. These agreements also provide for an enhanced pension under the BellSouth Supplemental Executive Retirement Plan ("SERP"). In Mr. Anderson's case, the enhanced SERP benefit is provided if he remains an employee of BellSouth for at least ten years after signing the agreement. In Mr. Dramis' case, the enhanced SERP is provided if he remains an employee of BellSouth at least until age fifty-eight. The agreements also provide for a separation payment of two times base pay for the year in which the separation occurs plus two times standard bonus for the year of separation, if the Company initiates termination other than for cause, or if the executive initiates termination for good reason (a constructive discharge). If such separation occurs prior to the executive becoming retirement eligible, the executive will also receive a cash payment to offset a portion of the value of his unvested options and will be treated under SERP, deferred compensation, and life insurance programs as if he had been retirement eligible. Each agreement contains provisions prohibiting competition with BellSouth and solicitation of BellSouth employees for a period of time following separation.

During 2003, Mr. Dykes' agreement with the Company was modified to provide additional incentives for Mr. Dykes to continue his employment with the Company through December 2006 and additional protection against loss of his benefits during that period. If he (i) is terminated other than for cause before December 31, 2006, or (ii) initiates termination for good reason before December 31, 2006, or (iii) voluntarily retires on or after December 31, 2006, or (iv) dies or becomes disabled before December 31, 2006, he will be entitled to an enhancement to his pension under SERP, a separation payment of two times base pay plus one times standard bonus for the year of separation and the full value of any annual grants (vested and nonvested) under the officer annual long-term incentive plan. If Mr. Dykes voluntarily retires on or after December 31, 2003 but before December 31, 2006, he will be entitled to a lesser enhancement to his pension under SERP, a separation payment of two times base pay plus one times standard bonus for the year of separation.

Change In Control Agreements:    The Company has also entered into severance agreements (which are presently effective until January 1, 2006) with the named executive officers that provide specified payments and enhanced benefits in the event of involuntary termination of employment incident to a change in control of the Company. In such event, in their current positions, each of Messrs. Ackerman, Dykes, Anderson, Dramis and Morgan would receive payment of an amount equal to three times his annual base pay plus three times his standard annual bonus, plus an immediate cash-out of his bonus for the year of termination (equal to the greater of the full standard bonus for such year or such bonus based on actual performance results through the date of termination). All benefits of each such executive officer under nonqualified deferred compensation plans, supplemental retirement plans, and similar arrangements would in such event be immediately vested and nonforfeitable. These agreements also provide for certain "gross up" payments to compensate these executive officers for any excise taxes incurred in connection with these benefits, and reimbursement for certain outplacement services.

A covered executive officer will be entitled to the benefits under these change in control severance agreements if, within two years after the occurrence of a change in control, his employment is terminated by the Company (other than for cause) or by the executive for good reason. A "change in control" is defined for purposes of these agreements as: (1) the acquisition by a party or certain related parties of 20% or more of the Company's voting securities; (2) a turnover in a majority of the Board of Directors in any period of two consecutive years; (3) a merger or similar transaction after which the Company's shareholders hold 70% or less of the voting securities of the surviving entity; (4) the sale or disposition of a subsidiary or assets which produced for the most recent fiscal year more than 30% of the Company's total operating revenues or net income; or (5) the liquidation of the Company or sale of substantially all of its assets.

Should any of the named executive officers become entitled to the benefits described in both his agreement discussed above and his change in control severance agreement, non-duplication provisions will prevent him from becoming entitled to benefits under both.

Related Party Transactions

In June 2000, BellSouth entered into an agreement with Mr. Mark L. Feidler in connection with his joining Cingular Wireless LLC, the Company's newly formed, 40% owned joint venture with SBC Communications Inc. Prior to joining Cingular, Mr. Feidler had led BellSouth's wireless operations as President of BellSouth Wireless Services for approximately four years. The Company believed that it was important to BellSouth's shareholders that Mr. Feidler join Cingular in order to provide it with the benefit of his experience and leadership. The June 2000 agreement was intended to incent Mr. Feidler to take the risk of resigning from BellSouth to join this new entity as its Chief Operating Officer and to decline a competing employment offer. The terms of the agreement protected Mr. Feidler against the loss of accrued long-term compensation and responded to the competitive offer. The agreement required Mr. Feidler to remain at Cingular through the end of 2003, which he did. He received a payment of approximately $12.5 million from BellSouth pursuant to the terms of the agreement. Effective January 1, 2004, Mr. Feidler rejoined BellSouth as Chief Staff Officer, reporting to Mr. Ackerman.

FIVE-YEAR PERFORMANCE COMPARISON

The following graph compares the cumulative total returns of BellSouth Corporation, the Standard & Poor's 500 Composite Index, the S&P 500 Integrated Telecommunications Index, and the peer group previously used for comparison over a five-year period. The previous peer group is a group of other large United States telecommunications companies (Verizon Communications, Inc. and SBC Communications Inc.). BellSouth determined that the previous peer group was no longer appropriate given the Company's more diversified product offering; for example, the Company completed its entry into long distance in its entire nine-state region in 2003. Therefore, BellSouth chose the S&P 500 Integrated Telecommunications Index as a more relevant peer group for BellSouth's continuing operations. The S&P 500 Integrated Telecommunications Index includes the following companies: Alltel Corporation, AT&T Corp., BellSouth Corporation, CenturyTel, Inc., Citizens Communications Company, Qwest Communications International Inc., SBC Communications Inc., Sprint Corporation, and Verizon Communications Inc. The previous peer group is displayed here for comparative purposes and will not be provided in the future.

The graph assumes that $100 was invested on December 31, 1998, with dividends reinvested. Returns are based on end of period prices. Peer returns are weighted by market capitalization.

5-Year Cumulative Shareholder Return

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
BellSouth	100	95	85	81	56	64
S&P 500 Integrated Telecom	100	108	70	63	44	44
S&P 500	100	121	110	97	76	97
Previous Peer Group	100	105	98	88	69	68

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of the Company's stock, to file with the Securities and Exchange Commission ("SEC")

initial reports of ownership and reports of changes in ownership of BellSouth stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the reports filed by the Company on behalf of these individuals, the copies of such reports furnished to the Company, and written representations that no other reports were required, during the year ended December 31, 2003, all such Section 16(a) filing requirements were met except that due to an administrative error by the Company, Mr. Dykes inadvertently failed to report the disposition of phantom stock units in connection with a distribution from the Company's deferred compensation plan which was subsequently reported on a Form 5.

Shareholder Proposals for the 2005 Proxy Statement

Any shareholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2005 Annual Meeting of Shareholders should submit the proposal in writing to the Corporate Secretary, BellSouth Corporation, Suite 2005, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. The proposal must be received by November 10, 2004 for BellSouth to consider it for inclusion in the Proxy Statement for the 2005 Annual Meeting of Shareholders.

Other Business for Presentation at the 2005 Annual Meeting

Shareholders who wish to present other business for the 2005 Annual Meeting of Shareholders must notify the Corporate Secretary in writing of their intent. Under BellSouth's By-laws this notification must be received by BellSouth between December 26, 2004 and February 9, 2005. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see "Shareholder Proposals for the 2005 Proxy Statement" above), nor does it apply to questions a shareholder may wish to ask at the meeting.

The Company retains discretion to vote proxies it receives with respect to other business proposals received after February 9, 2005. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to February 9, 2005 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

Other Information

Consolidated financial statements for BellSouth Corporation are included in the 2003 Report to Shareholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and the New York Stock Exchange in the United States and the London, Frankfurt, Amsterdam and Swiss exchanges. A copy of the 2003 Form 10-K (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, BellSouth Corporation, Suite 2005, 1155 Peachtree Street, N.E., Atlanta, Georgia, 30309-3610. The Form 10-K is also available on BellSouth's home page on the Internet at www.bellsouth.com/investor. Click on "SEC Filings."

Solicitation of Proxies

BellSouth will pay the cost of soliciting proxies. BellSouth has retained Morrow & Co., Inc. to solicit proxies, by mail, in person or by telephone, at an estimated cost of $25,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, employees of BellSouth may likewise solicit proxies on behalf of the Company.

The above Notice of Annual Meeting of Shareholders and Proxy Statement are sent by order of the BellSouth Board of Directors.

Rebecca M. Dunn
Senior Vice President—Corporate Compliance and Corporate Secretary
Dated: March 10, 2004

EXHIBIT A

BELLSOUTH CORPORATION

STOCK AND INCENTIVE COMPENSATION PLAN

1. Purpose.

The purpose of the Plan is to strengthen BellSouth Corporation, a Georgia corporation (the "Company"), by providing an incentive to its and its Subsidiaries' (as defined herein) employees, officers, consultants and directors, thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added incentive for high levels of performance and unusual efforts through the grant of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards, Annual Incentive Awards and Share Awards (as each term is herein defined).

2. Definitions.

For purposes of the Plan:

2.1    "Administrator" means the Compensation Committee, the Director Committee or the Company Administrator, as applicable.

2.2    "Affiliate" means any entity directly or indirectly controlled by, controlling or under common control with the Company.

2.3    "Agreement" means a written or electronic agreement between the Company and a Participant evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

2.4    "Annual Bonus Pool" has the meaning set forth in Section 10.2.

2.5    "Annual Incentive Award" has the meaning set forth in Section 10.2.

2.6    "Award" means a grant of Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award, an Annual Incentive Award or any or all of them.

2.7    "Beneficiary" means an individual designated as a Beneficiary pursuant to Section 21.4.

2.8    "Board" means the Board of Directors of the Company.

2.9    "Cause" means: (a) intentional failure to perform reasonably assigned duties, (b) dishonesty or willful misconduct in the performance of duties, (c) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (d) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

2.10    "Change in Capitalization" means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of Shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

2.11    "Change in Control" means the occurrence of any of the following:

  (a)
  An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty percent (20%) of (i) the then-outstanding Shares or (ii) the combined voting power of the Company's then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

  (b)
  The individuals who, as of the effective date of the Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (i) the corporation resulting from such Merger (the "Surviving Corporation"), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a "Parent Corporation") or (ii) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

  (c)
  The consummation of:

  (i)
  A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger in which:

  (A)
  the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least sixty percent (60%) of the combined voting power of the outstanding voting securities of (1) the Surviving Corporation, if there is no Parent Corporation or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

  (B)
  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

  (C)
  no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that any Person described in clause (4) of this subsection (C) may not, immediately following the Merger, Beneficially Own more than thirty percent (30%) of the combined voting power of the outstanding voting securities of the Surviving Corporation or the Parent Corporation, as applicable, for the Merger to constitute a Non-Control Transaction;

  (ii)
  A complete liquidation or dissolution of the Company; or

  (iii)
  The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company's shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If a Participant's employment is terminated by the Company without Cause prior to the date of a Change in Control but the Participant reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of the Plan provided a Change in Control shall actually have occurred.

2.12    "Chief Executive Officer" means the Chief Executive Officer of the Company.

2.13    "Code" means the Internal Revenue Code of 1986, as amended.

2.14    "Company" means BellSouth Corporation, a Georgia corporation.

2.15    "Company Administrator" means the Chief Executive Officer, the Company's senior officer responsible for human resources matters or such other person or persons as are designated by the Compensation Committee to administer the Plan on behalf of Participants who are neither Non-Employee Directors nor Covered Employees.

2.16    "Compensation Committee" means the Executive Nominating and Compensation Committee of the Board, or any successor committee of the Board which administers the Plan as provided in Section 3.

2.17    "Covered Employee" means, with respect to any grant of an Option or Award, a Participant who (a) the Compensation Committee deems may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such Option or Award may result in remuneration to the Participant and for which year such Participant may receive remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other "qualified performance-based compensation" plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Compensation Committee may determine that a Participant has ceased to be a Covered Employee prior to settlement of any Option or Award or (b) is designated as a Covered Employee for purposes of the Plan.

2.18    "Director" means a member of the Board.

2.19    "Director Committee" means the Director Nominating and Corporate Governance Committee of the Board, or any successor committee of the Board which administers the Plan as provided in Section 3.

2.20    "Disability":

  (a)
  shall have the meaning set forth in the Company's principal management long-term disability plan under which the Participant is covered, if any; or

  (b)
  if the Participant is not covered under the Company's principal management long-term disability plan, shall have the meaning set forth in any other Company-sponsored long-term disability plan under which the Participant is covered; or

  (c)
  if Participant is not covered under any such plan, shall mean disability within the meaning of Section 22(e)(3) of the Code.

2.21    "Division" means any of the operating units or divisions of the Company designated as a Division by the Administrator.

2.22    "Dividend Equivalent Right" means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.

2.23    "Effective Date" means the date of approval of the Plan by the Company's shareholders pursuant to Section 21.5.

2.24    "Eligible Director" means a Director who is not an employee of the Company or any Subsidiary.

2.25    "Eligible Individual" means any of the following individuals who is designated by the Administrator as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any Director, officer or employee of the Company or a Subsidiary, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, and (c) any consultant or advisor of the Company or a Subsidiary.

2.26    "Eligible Officer" means an Officer designated by the Compensation Committee under Section 10.1.

2.27    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.28    "Fair Market Value" on any date means (a) for purposes of Sections 4.2, 5.7, 6.5, 8.2, 9.1(d) and 21.2, and for purposes of Sections 5.2 and 6.3(b) with respect to Covered Employees and Directors, the average of the high and low sales prices of the Shares on such date on the New York Stock Exchange, or if there are no sales on such day, for the most recent prior day in which a Share was sold on the New York Stock Exchange, and (b) for all other purposes means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Compensation Committee in its discretion. Such definition(s) of Fair Market Value shall be specified in each Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the effective date of the Plan, the Compensation Committee shall have the ability to determine an Award's Fair Market Value based on the relevant facts and circumstances.

2.29    "Good Reason" means a reduction in a Participant's annual base salary as in effect immediately before a Change in Control or the failure to pay a bonus award to which a Participant is otherwise entitled under any of the short-term or long-term incentive plans in which the Participant participates (or any successor incentive compensation plans) at the time such awards are usually paid.

2.30    "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Administrator as an Incentive Stock Option.

2.31    "Net Income" for a fiscal year means the amount reported as "income before cumulative effect of accounting changes" in the Company's Form 10-K filed with the Securities and Exchange Commission for that fiscal year, as determined in accordance with generally accepted accounting principles.

2.32    "Non-employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.33    "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

2.34    "Operating Cash Flow" for a fiscal year means the amount reported as "net cash provided by operating activities" in the Company's Form 10-K filed with the Securities and Exchange Commission for that fiscal year, as determined in accordance with generally accepted accounting principles.

2.35    "Option" means a Nonqualified Stock Option and/or an Incentive Stock Option.

2.36    "Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.37    "Parent" means any corporation which is a "parent corporation" (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.38    "Participant" means a person to whom an Award or Option has been granted under the Plan.

2.39    "Performance Awards" means Performance Shares, Performance Units, Performance-Based Restricted Stock or any or all of them.

2.40    "Performance-Based Compensation" means any Option or Award that is intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.41    "Performance-Based Restricted Stock" means Shares issued or transferred to an Eligible Individual under Section 9.2.

2.42    "Performance Cycle" means the time period specified by the Administrator at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.43    "Performance Objectives" means the objectives set forth in Sections 9.3 and 10.2 for the purpose of determining the degree of payout and/or vesting of Performance Awards and Annual Incentive Awards, respectively.

2.44    "Performance Shares" means Performance Shares granted to an Eligible Individual under Section 9.1.

2.45    "Performance Units" means Performance Units granted to an Eligible Individual under Section 9.1.

2.46    "Plan" means the BellSouth Corporation Stock and Incentive Compensation Plan, as amended from time to time.

2.47    "Prior Plans" means the Amended and Restated BellSouth Corporation Stock Plan, the BellSouth Corporation Stock Option Plan, the BellSouth Executive Long Term Incentive Plan, the BellSouth Corporation Non-Employee Director Stock Option Plan and the BellSouth Corporation Non-Employee Director Stock Plan.

2.48    "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 8.

2.49    "Restricted Stock Units" means rights granted to an Eligible Individual under Section 8 representing a number of hypothetical Shares.

2.50    "Share Award" means an Award of Shares granted pursuant to Section 11.

2.51    "Shares" means the common stock, par value $1 per share, of the Company and any other securities into which such Shares are changed or for which such Shares are exchanged.

2.52    "Stock Appreciation Right" means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.

2.53    "Subsidiary" means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (b) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Administrator determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least ten percent (10%) or more of the outstanding equity or other ownership interests.

2.54    "Ten-Percent Shareholder" means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

2.55    "Termination Date" means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 17 hereof.

3. Administration.

3.1    Committees; Procedure.    The Plan shall be administered by the Compensation Committee with respect to Covered Employees, by the Director Committee with respect to Eligible Directors and, subject to rules, regulations and guidelines that may be established by the Compensation Committee, by the Company Administrator with respect to all other Eligible Individuals. The Compensation Committee or the Director Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan. Subject to such rules, regulations or guidelines, the Company Administrator shall have the power to adopt rules, regulations and guidelines to permit it to administer the Plan with respect to Eligible Individuals other than Covered Employees. The Compensation Committee shall consist of at least two (2) Directors, each of whom shall be a Non-employee Director and an Outside Director. For purposes of the preceding sentence, if one or more members of the Compensation Committee is not a Non-employee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Compensation Committee, then the Compensation Committee, with respect to that action, shall be deemed to consist only of the members of the Compensation Committee who have not recused themselves or abstained from voting.

3.2    Administrator Powers.    Subject to the express terms and conditions set forth herein, the Administrator shall have the power from time to time to:

  (a)
  determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

  (b)
  select those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

  (c)
  construe and interpret the Plan and the Options and Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective;

  (d)
  determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan;

  (e)
  exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

  (f)
  generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Administrator in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein.

3.3    Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Administrator may determine the terms and conditions of Options and Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

3.4    Indemnification.    No member of the Compensation Committee, the Director Committee or the Company Administrator shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Compensation Committee, the Director Committee and the Company Administrator for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

3.5    No Repricing of Options or Stock Appreciation Rights.    The Administrator shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

4. Stock Subject to the Plan; Grant Limitations.

4.1    Aggregate Number of Shares Authorized for Issuance.    Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed eighty million (80,000,0000), no more than five million (5,000,000) of which may be granted as Incentive Stock Options.

4.2    Individual Limit.    The aggregate number of Shares that may be the subject of Options, Stock Appreciation Rights, Performance-Based Restricted Stock and Performance Shares, together with the Share-Equivalent number of Performance Units, granted to an Eligible Individual in any calendar year may not exceed two and one-half million (2,500,000). For purposes of this Section 4, the Share-Equivalent number of Performance Units shall be equal to the quotient of (i) the aggregate dollar amount in which the Performance Units are denominated, divided by (ii) the Fair Market Value of a Share on the date of grant.

4.3    Calculating Shares Available.

  (a)
  Upon the granting of an Award or an Option, the number of Shares available under this Section 4 for the granting of further Awards and Options shall be reduced as follows:

  (i)
  In connection with the granting of an Option, Stock Appreciation Right (other than a Stock Appreciation Right Related to an Option), Restricted Stock Unit, Share Award or Award of Restricted Stock, Performance-Based Restricted Stock or Performance Shares, the number of Shares available under this Section 4 for the granting of further Options and Awards shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the Option Price, the maximum number of Shares available under this Section 4 shall be increased by the number of Shares so tendered.

  (ii)
  In connection with the granting of a Performance Unit, the number of Shares available under this Section 4 for the granting of further Options and Awards initially shall be reduced by Shares Equivalent number of Performance Units granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part with a different number of Shares.

  (iii)
  In connection with the granting of a Dividend Equivalent Right, the number of Shares available under this Section 4 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of Shares available for the granting of further Options and Awards under this Section 4 shall be reduced by the number of Shares so issued.

  (b)
  Notwithstanding Section 4.3(a), in the event that an Award is granted that, pursuant to the terms of the Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not be reduced. Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the number of Shares available under this Section 4 shall be increased by the number of Shares previously allocable under Section 4.3(a) to the expired, canceled, settled or otherwise terminated portion of the Option or Award. In addition, upon settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares covered by the Stock Appreciation Right over the number of Shares issued in settlement of the Stock Appreciation Right may again be the subject of Options or Awards granted hereunder.

5. Stock Options.

5.1    Authority of Administrator.    Subject to the provisions of the Plan, the Administrator shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individual shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

5.2    Exercise Price.    The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Administrator and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder); provided, further, however, that Fair Market Value with respect to Options granted to Covered Employees and Directors shall be determined in accordance with Section 2.28(a).

5.3    Maximum Duration.    Options granted hereunder shall be for such term as the Administrator shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Administrator provides otherwise an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant's death even if such period extends beyond ten (10) years from the date the Option is granted. The

Administrator may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4    Vesting.    Subject to Section 5.9, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Administrator and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Administrator may accelerate the exercisability of any Option or portion thereof at any time.

5.5    Limitations on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6    Transferability.

  (a)
  Except as otherwise provided in this Section 5.6, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Administrator may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Administrator at the time of grant or thereafter, a transferee of an Option pursuant to this Section 5.6(a) shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 21.2, or the terms of any Agreement, the Company or any Subsidiary shall not withhold any amount attributable to the Participant's tax liability from any payment of cash or Shares to a transferee or transferee's Beneficiary under this Section 5.6(a), but may require the payment of an amount equal to the Company's or any Subsidiary's withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the option.

  (b)
  The approval of this Plan by the Company's shareholders shall constitute an amendment of each of the Prior Plans in a manner such that the provisions of Section 5.6(a) above shall be incorporated into each of the Prior Plans and any inconsistent provisions in the Prior Plans shall be deleted. Outstanding option grants under the Prior Plans shall be interpreted in a manner consistent with the amendment to the Prior Plans described in the preceding sentence. The election by a Participant or Beneficiary (including for this purpose a participant or beneficiary under the Prior Plans) to transfer any such options pursuant to this Section 5.6(b) shall constitute consent by the Participant or Beneficiary to such amendment if such consent is required.

5.7    Method of Exercise.    The exercise of an Option shall be made only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Administrator) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Administrator or (c) in the form of other property as determined by the

Administrator. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Administrator. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option. If requested by the Administrator, the Participant shall deliver the Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5.8    Rights of Participants.    No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant, and (c) the Participant's name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

5.9    Effect of Change in Control.    Unless otherwise provided in an Agreement, (a) in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and (b) in the event that a Participant's (other than a Director's) employment with the Company and its Subsidiaries terminates within two (2) years following a Change in Control as a result of a termination by the Company without Cause or by the Participant for Good Reason, each Option held by the Participant that was exercisable as of the date of termination of the Participant's employment shall remain exercisable for a period ending not before the earlier of (a) the first anniversary of the termination of the Participant's employment or service and (b) the expiration of the stated term of the Option.

6. Stock Appreciation Rights.

6.1    Grant.    The Administrator may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

6.2    Stock Appreciation Right Related to an Option.    If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Administrator may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

  (a)
  Exercise; Transferability.    A Stock Appreciation Right granted in connection with an Option (i) shall be exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the Agreement evidencing the related Incentive Stock Option and (iii) shall not be transferable except to the extent the related Option is transferable.

  (b)
  Amount Payable.    Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Administrator may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

  (c)
  Treatment of Related Options and Stock Appreciation Rights Upon Exercise.    Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

6.3    Stock Appreciation Right Unrelated to an Option.    A Stock Appreciation Right unrelated to an Option shall cover such number of Shares as the Administrator shall determine.

  (a)
  Terms; Duration.    Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Administrator shall determine, but in no event shall they have a term of greater than ten (10) years; provided that unless the Administrator provides otherwise a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant's death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted.

  (b)
  Amount Payable.    Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date immediately preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised; provided, however, that for purposes of this Section 6.3(b), in respect of Stock Appreciation Rights granted to Covered Employees and Directors, Fair Market Value shall be determined in accordance with Section 2.28(a). Notwithstanding the foregoing, the Administrator may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

  (c)
  Transferability.

  (i)
  Except as otherwise provided in this Section 6.3(c), no Stock Appreciation Right unrelated to an Option shall be transferable by the Participant otherwise than by will or the laws of descent and distribution, and a Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Administrator may set forth in the Agreement evidencing a Stock Appreciation Right at the time of grant or thereafter, that the Award, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Administrator at the time of grant or thereafter, a transferee of a Stock Appreciation Right pursuant to this Section 6.3(c) shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of a Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 21.2, or the terms of any Agreement, the Company or any Subsidiary shall not withhold any amount attributable to the Participant's tax liability from any payment of cash or Shares to a transferee or transferee's Beneficiary under this Section 6.3(c), but may require the payment of an amount equal to the Company's or any Subsidiary's withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the Stock Appreciation Right.

  (ii)
  The approval of this Plan by the Company's shareholders shall constitute an amendment of each of the Prior Plans in a manner such that the provisions of Section 6.3(c)(i) above shall be incorporated into each of the Prior Plans and any inconsistent provisions in the Prior Plans shall be deleted. Outstanding stock appreciation rights under the Prior Plans shall be interpreted in a manner consistent with the amendment to the Prior Plans described in the preceding sentence. The election by a Participant or Beneficiary (including for this purpose a participant or beneficiary under the Prior Plans) to transfer any such stock appreciation rights pursuant to this Section 6.3(c) shall constitute consent by the Participant or Beneficiary to such amendment if such consent is required.

6.4    Method of Exercise.    Stock Appreciation Rights shall be exercised by a Participant only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Administrator, the Participant shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.

6.5    Form of Payment.    Payment of the amount determined under Section 6.2(b) or 6.3(b) may be made in the discretion of the Administrator solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Administrator decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

6.6    Effect of Change in Control.    Unless otherwise provided in an Agreement, (a) in the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable and (b) in the event a Participant's (other than a Director's) employment with the Company and its Subsidiaries terminates as a result of a termination within two (2) years following a Change in Control by the Company without Cause or by the Participant for Good Reason, each Stock Appreciation Right held by the Participant that was exercisable as of the date of termination of the Participant's employment shall remain exercisable for a period ending not before the earlier of the first anniversary of (a) the termination of the Participant's employment or service and (b) the expiration of the stated term of the Stock Appreciation Right.

7. Dividend Equivalent Rights.

The Administrator may in its discretion, grant Dividend Equivalent Rights either in tandem with an Option or Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Administrator shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Administrator, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Administrator.

8. Restricted Stock; Restricted Stock Units.

8.1    Restricted Stock.    The Administrator may grant to Eligible Individuals Awards of Restricted Stock, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Administrator may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.1 and in Section 8.3.

  (a)
  Rights of Participant.    Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Administrator, an escrow agreement and any other documents which the Administrator may require as a condition to the issuance of such Shares. At the discretion of the Administrator, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Administrator. Unless the Administrator determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

  (b)
  Non-transferability.    Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.1(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

  (c)
  Lapse of Restrictions.

  (i)
  Generally.    Subject to the provisions of Section 8.3, restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Administrator may determine. The Agreement evidencing the Award shall set forth any such restrictions.

    (ii)
    Effect of Change in Control.    Unless otherwise determined by the Administrator at the time of grant and set forth in the Agreement evidencing the Award of Restricted Stock, restrictions on Shares of Restricted Stock shall lapse upon termination of a Participant's employment with, or service as a Director of, the Company and its Subsidiaries within two (2) years following a Change in Control if such termination is by the Company without Cause or by the Participant for Good Reason. The Administrator may determine at the time of the grant or thereafter and set forth in the Agreement evidencing the Award of Restricted Stock that terminations of employment under other circumstances within two (2) years following a Change in Control will result in the lapse of restrictions on Shares of Restricted Stock.

  (d)
  Treatment of Dividends.    At the time an Award of Restricted Stock is granted, the Administrator may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Administrator shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Administrator, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

  (e)
  Delivery of Shares.    Upon the lapse of the restrictions on Shares of Restricted Stock, the Administrator shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

8.2    Restricted Stock Unit Awards.    The Administrator may grant to Eligible Individuals Awards of Restricted Stock Units, which shall be evidenced by an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Administrator may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.2 and in Section 8.3.

  (a)
  Payment of Awards.    Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Administrator equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Administrator at the time the Restricted Stock Unit was granted. The Administrator may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Administrator may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant has become entitled.

  (b)
  Effect of Change in Control.    Unless otherwise determined by the Administrator at the time of grant and set forth in the Agreement evidencing the Award of Restricted Stock Units, Restricted Stock Units shall become fully vested upon termination of a Participant's employment with, or service as a Director of, the Company and its Subsidiaries within two (2) years following a Change in Control if such termination is by the Company without Cause or by the Participant for Good Reason. The Administrator may determine at the time of the grant or thereafter and set forth in the Agreement evidencing the Award of Restricted Stock Units that terminations of employment under other circumstances within two (2) years following a Change in Control will result in the full vesting of Restricted Stock Units.

8.3    Minimum Vesting for Restricted Stock and Restricted Stock Unit Award.    Except as otherwise provided in Sections 8.1(c)(ii) and 8.2(b), Awards of Restricted Stock and Restricted Stock Units shall not vest more rapidly than with respect to one-third of the Shares subject to such Award on each of the first three anniversaries of the date such Award is granted, other than with respect to up to four million (4,000,000) Shares, which may be subject to such shorter vesting schedules as the Administrator shall determine.

9. Performance Awards.

9.1    Performance Units and Performance Shares.    The Administrator, in its discretion, may grant Awards of Performance Units and/or Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.

  (a)
  Performance Units.    Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage (which may be more than 100%) of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Administrator may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

  (b)
  Performance Shares.    Performance Shares shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Performance Share represents the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share was granted, the date the Performance Share became vested or any other date specified by the Administrator or a percentage (which may be more than 100%) of such amount depending on the level of Performance Objective attained; provided, however, that the Administrator may at the time a Performance Share is granted specify a maximum amount payable in respect of a vested Performance Share. Each Agreement shall specify the number of Performance Shares to which it relates, the Performance Objectives which must be satisfied in order for the Performance Shares to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

  (c)
  Vesting and Forfeiture.    Subject to Sections 9.3(c) and 9.4, a Participant shall become vested with respect to the Performance Shares and Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle; provided, however, that, except as may be provided pursuant to Section 9.4, no Prformance Cycle for Performance Shares and Performance Units shall be less than one (1) year.

  (d)
  Payment of Awards.    Subject to Sections 9.3(c) and 9.4, payment to Participants in respect of vested Performance Shares and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Administrator may determine. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Administrator in its discretion shall determine at any time prior to such payment; provided, however, that if the Administrator in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Administrator must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2    Performance-Based Restricted Stock.    The Administrator, in its discretion, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:

  (a)
  Rights of Participant.    Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Administrator may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Administrator, an escrow agreement and any other documents which the Administrator may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Administrator, Shares issued in connection with an Award of Performance-Based Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Administrator. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have, in the discretion of the Administrator, all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. Each Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the Performance-Based Restricted Stock to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

  (b)
  Lapse of Restrictions.    Subject to Sections 9.3(c) and 9.4, restrictions upon Performance-Based Restricted Stock awarded hereunder shall lapse and such Performance-Based Restricted Stock shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Administrator may, in its discretion, determine at the time an Award is granted; provided, however, that, except as may be provided pursuant to Section 9.4, no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.

  (c)
  Treatment of Dividends.    At the time the Award of Performance-Based Restricted Stock is granted, the Administrator may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Administrator shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Administrator, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

  (d)
  Delivery of Shares.    Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Administrator shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

9.3    Performance Objectives.

  (a)
  Establishment.    Performance Objectives for Performance Awards may be expressed in terms of (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per Share, (v) book value per Share, (vi) return on shareholders' equity, (vii) expense management, (viii) return on investment, (ix) improvement in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of profit margins, (xii) stock price, (xiii) market share, (xiv) revenues or sales, (xv) costs, (xvi) cash flow, (xvii) working capital, (xviii) return on assets, (xix) total shareholder return or (xx) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Administrator by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

  (b)
  Effect of Certain Events.    Unless otherwise provided by the Administrator at the time the Performance Objectives in respect of a Performance Award are established, performance shall be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles (to the extent applicable). In addition, at the time of the granting of a Performance Award, or at any time thereafter, the Administrator may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance

    Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, and tax law changes; provided, that in respect of Performance Awards to Covered Employees, such provisions shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.

  (c)
  Determination of Performance.    Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award granted to a Covered Employee, the Administrator shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. In respect of a Performance Award, the Administrator may, in its sole discretion, reduce the amount of cash paid or number of Shares issued that become vested or on which restrictions lapse. The Administrator shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.

9.4    Effect of Change in Control.    In the event of a Change in Control, unless otherwise determined by the Administrator and set forth in the Agreement evidencing the Award:

  (a)
  Participants shall (i) become vested in a portion of all then outstanding Performance Units and Performance Shares determined by multiplying (x) the number of such Performance Units and Performance Shares that would have vested based on the greater of actual levels of achievement attained against the applicable Performance Objective (determined as if the Performance Cycle ended on the date of the Change in Control) and the target levels of achievement established for the Performance Cycle, by (y) a fraction, the numerator of which is the number of days that have elapsed during the Performance Cycle through the date of the Change in Control and the denominator of which is the total number of days in the Performance Cycle and (ii) be entitled to receive in respect of all Performance Units and Performance Shares which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control.

  (b)
  All restrictions shall lapse immediately on a portion of all then outstanding Shares of Performance-Based Restricted Stock determined by multiplying (x) the number of such Shares on which such restrictions would have lapsed based on the greater of actual levels of achievement attained against the applicable Performance Objective (determined as if the Performance Cycle ended on the date of the Change in Control) and the target levels of achievement established for the Performance Cycle, by (y) a fraction, the numerator of which is the number of days that have elapsed during the Performance Cycle through the date of the Change in Control and the denominator of which is the total number of days in the Performance Cycle.

9.5    Non-transferability.    Until the vesting of Performance Units and Performance Shares or the lapsing of any restrictions on Performance-Based Restricted Stock, as the case may be, such Performance Units, Performance Shares or Performance-Based Restricted Stock shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

10. Annual Incentive Awards.

10.1    Eligibility.    The Compensation Committee shall designate which Officers are eligible for Annual Incentive Awards under the Plan ("Eligible Officers"). An individual shall not be ineligible by reason of being a Director. The Compensation Committee may establish such additional rules for eligibility as it determines are appropriate. The actual payment of an Annual Incentive Award to any Eligible Officer shall be subject to the provisions of this Section 10.

10.2    Awards.    Eligible Officers are eligible to receive a cash payment in respect of a fiscal year (an "Annual Incentive Award") determined as a percentage of an incentive pool, which pool is equal to the greater of: (a) nine-tenths of one percent (0.9%) of the Operating Cash Flow for the fiscal year; or (b) one and one-half percent (1.5%) of the Net Income for the fiscal year (the "Annual Bonus Pool"). The terms and conditions of Annual Incentive Awards shall be as determined by the Compensation Committee and set forth in an Award Agreement. Such terms and conditions shall be consistent with the provisions of this Section 10 and shall be consistent with such awards qualifying as Performance-Based Compensation.

10.3    Performance Objectives and Performance-Based Limit.    Annual Incentive Awards shall only be payable under the Plan in respect of a fiscal year if the Company has positive Operating Cash Flow or Net Income for such year. Within the first ninety (90) days of each fiscal year, the Compensation Committee shall determine the percentage of the Annual Bonus Pool that represents the potential Annual Incentive Award for each Eligible Officer for that fiscal year. In no event may the Annual Bonus Pool percentage for any Eligible Officer exceed twenty-five percent (25%) of the Annual Bonus Pool. The sum of the Annual Bonus Pool percentages for all Eligible Officers cannot exceed one hundred percent (100%) of the Annual Bonus Pool.

10.4    Determination of Performance.    Prior to the payment of any Annual Incentive Award to an Eligible Officer and following receipt of a report from the Company's independent auditor of the Operating Cash Flow and Net Income for the year, the Compensation Committee shall certify in writing that the applicable Performance Objective has been satisfied and the amount of the Annual Bonus Pool, in each case, to the extent necessary so that all Annual Incentive Awards for Eligible Officers who are Covered Employees qualify as Performance-Based Compensation.

10.5    Calculation of Annual Incentive Awards.    As soon as practicable after the determination of the Annual Bonus Pool for a fiscal year, the Compensation Committee shall calculate the amount of each Eligible Officer's Annual Incentive Award based on his or her allocated portion of the Annual Bonus Pool; provided, however, that the Compensation Committee may, in its discretion, reduce the amount payable in respect of an Annual Incentive Award for any Eligible Officer. In no event may the portion of the Annual Bonus Pool allocated to an Eligible Officer be increased in any way, including as a result of the reduction of any other Eligible Officer's allocated portion. No portion of the Annual Bonus Pool which is not paid to Eligible Officers in respect of a particular year shall be carried over to any subsequent year.

10.6    Payment of Annual Incentive Awards.    All Annual Incentive Awards shall be paid by the Company and its Subsidiaries in cash as soon as practicable following certification by the Compensation Committee pursuant to Section 10.4 and the calculation pursuant to Section 10.5. Such payment, however, may be subject to deferral under any plan or program the Administrator may establish for this purpose, provided that any additional amounts credited under any such deferral plan or program during the period of deferral shall be determined based either on a reasonable rate of interest or on a specific investment or deemed investment including Shares, as may be determined by the Compensation Committee within the limits of the regulations under Section 162(m) of the Code.

10.7    Effect of Certain Events.    At the time of the granting of an Annual Incentive Award, or at any time thereafter, the Compensation Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, and tax law changes; provided, however, that such provisions shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Annual Incentive Award as Performance-Based Compensation.

10.8    Non-transferability.    Annual Incentive Awards shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

10.9    No Right to Award.    No person shall have any claim to be paid an Annual Incentive Award under the Plan and there is no obligation for uniformity of treatment of Eligible Officers under Section 10 of the Plan. The selection of Eligible Officers to receive Annual Incentive Awards and the amount of the Annual Incentive Awards rest completely in the absolute and final discretion of the Compensation Committee. The Compensation Committee's discretion is limited only by the Annual Bonus Pool and the limits provided in Sections 10.3 and 10.5. Neither the existence of the Annual Bonus Pool, nor any prior practice by the Compensation Committee as to the payment or amount of Annual Incentive Awards, shall be deemed to create an obligation for the Compensation Committee to pay any Annual Incentive Award for any year or to pay an Annual Incentive Award equal to the allocated percentage of the Annual Bonus Pool or any other amount.

11. Share Awards.

The Administrator may grant a Share Award to any Eligible Individual on such terms and conditions as the Administrator may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

12. Awards to Directors.

12.1    Authority of Director Committee.    Subject to the provisions of the Plan, the Director Committee shall have the full and final authority to award Options and Awards to Directors, and the terms and conditions of any grant to any such Eligible Individual shall be set forth in an Agreement. This Section 12 sets forth special provisions that, unless otherwise provided in an Agreement, shall be applicable to Options and Awards granted to Directors under the Plan.

12.2    Aggregate Limit.    Options or Awards in respect of no more than two and one-half million (2,500,000) Shares shall be granted to Directors under the Plan.

12.3    Individual Limit.    Grants of Options and Awards to any Director in any calendar year shall not be made in respect of more than twenty-five thousand (25,000) Shares.

12.4    Vesting.    Unless otherwise provided in an Agreement, an Option or Award granted to a Director under the Plan shall become exercisable and the restrictions on an Award granted to a Director shall lapse, as applicable, on the first anniversary of the date of grant; provided, however, that in the event that, prior to the first anniversary of the date of grant, (a) the Director terminates his service on the Board by reason of (i) death, (ii) Disability, or (iii) retirement (as determined in accordance with the then applicable retirement policy for Directors), or (b) a Change in Control shall occur, then an Option or Award shall become immediately exercisable and the restrictions on an Award shall immediately lapse, as applicable, upon the occurrence of such event. Subject to the foregoing, an Option or Stock Appreciation Right granted to a Director shall be exercisable at any time in whole or in part (but if in part, in an amount equal to at least 100 Shares or, if less, the number of Shares remaining to be exercised under the Award or Option) on any business day of the Company before the date such Option or Award expires in accordance with Section 12.4.

12.5    Duration.    Unless otherwise provided in an Agreement, an Option or Stock Appreciation Right granted to a Director shall expire on the earlier of:

  (a)
  the first date on or after the date of grant and prior to a Change in Control on which the Director (i) resigns from or is not re-elected to the Board prior to being eligible for retirement or (ii) resigns as a result of an interest or affiliation which would prohibit continued service as a director;

  (b)
  the date the Option or Stock Appreciation Right has been exercised in full; or

  (c)
  one day after the expiration of the ten-year period which begins on the date of grant of the Option or Stock Appreciation Right or, in the case of a Director who dies within one (1) year prior to such day, the last day of the one-year period which begins on the date of the Director's death.

13. Effect of a Termination of Employment.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Participant by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, except for Director Options, shall be as the Administrator may, in its discretion, determine at the time the Option or Award is granted or thereafter.

14. Adjustment Upon Changes in Capitalization.

14.1    In the event of a Change in Capitalization, the Administrator shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (c) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (d) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefore, if applicable and (e) the Performance Objectives.

14.2    Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (b) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

14.3    If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

15.Effect of Certain Transactions.

Subject to Sections 5.9, 6.6, 8.1(c)(ii), 8.2(c) and 9.4 or as otherwise provided in an Agreement, following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction"), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (i) of this Section 15 in connection with a Transaction in which the consideration paid or distributed to the Company's stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Administrator in its sole discretion) over the exercise price of the Option or Stock Appreciation Right. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor. The treatment of any Option or Award as provided in this Section 15 shall be conclusively presumed to be appropriate for purposes of Section 14.

16. Interpretation.

16.1    Section 16 Compliance.    The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Administrator shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

16.2    Section 162(m).    Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right, Annual Incentive Award and Performance Award granted to a Covered Employee under the Plan is intended to be Performance-Based Compensation. Accordingly, unless otherwise determined by the Administrator, if any provision of the Plan or any Agreement relating to such an Option or Award does not comply or is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder (including IRS Regulation 1.162-27 unless and to the extent it is superseded by an interim or final regulation), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Administrator discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Option or Award upon the attainment of the Performance Objectives.

17. Termination and Amendment of the Plan or Modification of Options and Awards.

17.1    Plan Amendment or Termination.    The Board may at any time terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

  (a)
  no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and

  (b)
  to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.

17.2    Modification of Options and Awards.    No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Participant.

18. Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

19. Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

  (a)
  give any person any right to be granted an Option or Award other than at the sole discretion of the Administrator;

  (b)
  give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

  (c)
  limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time;

  or

  (d)
  be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

20. Regulations and Other Approvals; Governing Law.

20.1    Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Georgia without giving effect to conflicts of laws principles thereof.

20.2    The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

20.3    The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

20.4    Each Option and Award is subject to the requirement that, if at any time the Administrator determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Administrator.

20.5    Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Administrator may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

21. Miscellaneous.

21.1    Multiple Agreements.    The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Administrator may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or subject to Section 3.4, in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

21.2    Withholding of Taxes.

  (a)
  The Company or any Subsidiary shall withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under the Plan. The Company or any Subsidiary shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any Subsidiary to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award or Option. Unless otherwise specified in an Agreement at the time of grant, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Option or Award, elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the withholding taxes.

  (b)
  If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

21.3    Plan Unfunded.    The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award or Option granted under the Plan.

21.4    Beneficiary Designation.    Each Participant may, from time to time, name one or more individuals (each, a "Beneficiary") to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

21.5    Effective Date/Term.    The effective date of the Plan shall be the date on which the Plan is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Georgia within twelve (12) months of the adoption of the Plan by the Board (the "Effective Date"). Upon such approval of the Plan by the shareholders, no further awards shall be granted under the Prior Plans or under the BellSouth Corporation Officer Short-Term Incentive Award Plan.

The Plan shall terminate on the Termination Date. No Option or Award shall be granted after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Options and Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Options and Awards.

EXHIBIT B

PROPOSED AMENDMENT TO THE COMPANY'S
BY-LAWS

Article II, Section 2 of the By-laws of the Company is amended to read as follows:

Note: The text of the proposed amendment is marked to reflect the proposed changes.

Section 2. Composition of the Board. The Board of Directors of the Corporation shall consist of eleven (11) natural persons of the age of eighteen years or over. The Directors shall be divided into three classes (of at least three directors each), as nearly equal in number of directors as possible, with the term of each class to be three years. Each Director shall hold office for the term for which elected a term of one year, which term shall end at an Annual Meeting of Shareholders, and until his successor shall have been elected and qualified, or until his earlier retirement, resignation, removal from office, or death. The authorized number of directors may be increased or decreased from time to time by vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single voting group; provided, however, that such number shall not be less than nine.

B-1

BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, GA 30309-3610
www.bellsouth.com/investor

Printed on Recycled Paper

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors for the BellSouth Annual Meeting of Shareholders to be held on April 26, 2004.

The undersigned hereby appoints James P. Kelly, Eugene F. Murphy and Leo F. Mullin, and each of them, proxies with full power of substitution to vote all shares of BellSouth common stock of the undersigned at the Annual Meeting of Shareholders and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote for the election of all listed nominees, in accord with the Directors' recommendations on the other matters listed on the reverse side of this card, and at their discretion on any other matter that may properly come before the meeting.

This card provides voting instructions for all shares registered in your name. For employees of BellSouth and Cingular, it also provides voting instructions for shares held in the various employee stock purchase and benefit plans.

Your vote is important. If you choose to vote by mail, please sign and date on the reverse and return promptly in the enclosed envelope; or mail to BellSouth Corporation, P.O. Box 3504, South Hackensack, NJ 07606-9204.

Please vote, sign and date on the other side.

Indicate any address change below, and mark the box in the upper right corner on the other side.

Detach here from proxy voting card.

BellSouth Annual Meeting of Shareholders

Monday, April 26, 2004
8:00 a.m. eastern time - Doors Open
9:00 a.m. eastern time - Meeting Begins

DIRECTIONS TO THE COBB GALLERIA CENTRE,
TWO GALLERIA PARKWAY, ATLANTA,GEORGIA

Northbound on I-75: Take exit 259B (I-285 Westbound); take Cobb Pkwy./Dobbins ARB/U.S.Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy.; continue under overpass and make a left turn at second traffic light onto Galleria Drive.

 Southbound on I-75: Take exit 259 (I-285 Westbound); take the Cobb Pkwy./U.S.Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy.; continue under overpass and make a left turn at second traffic light onto Galleria Drive.

 Westbound on I-285: Take exit 20 (Cobb Pkwy./Dobbins ARB/U.S. Hwy. 41). Turn left at traffic light, southbound onto Cobb Pkwy.; continue under overpass and make a left turn at second traffic light onto Galleria Drive.

Eastbound on I-285: Take exit 19 (Cobb Pkwy./Dobbins ARB/U.S. Hwy. 41) and turn right onto Cobb Pkwy. headed south; turn left at next traffic light onto Galleria Drive.

Mark here for address change and see other side.
Directors recommend a vote "FOR"										Directors recommend a vote "AGAINST"
		For	Withhold Authority	For All Except*			For	Against	Abstain			For	Against	Abstain
1.	Elect all Director Nominees				2.	Ratify the Independent Auditor				5.	Shareholder Proposal re: Executive Compensation
(01) James H. Blanchard; (02) Armando M. Codina; (03) Leo F. Mullin
					3.	Approve Amendment to Elect Directors Annually				6.	Shareholder Proposal re: CEO Compensation
*Exceptions:
To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee, mark the "For All Except" box and enter name(s) of the exception(s) in the space provided.					4.	Approve the Stock and Incentive Compensation Plan				7.	Shareholder Proposal re: Disclosure of Political Contributions

										Discontinue mailing to me the Annual Report to Shareholders.
Signature(s)	Date
NOTE: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Detach here from proxy voting card.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet www.eproxy.com/bls		Telephone 800-435-6710		Mail
Use the Internet to vote your proxy. Have this proxy card in hand when you access the website, and follow the instructions.	OR	Use any touch-tone telephone to vote your proxy. Have this proxy card in hand when you call, and follow the instructions.	OR	Mark, sign and date this proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy on the Internet or by telephone, you do NOT need to mail back your proxy card.

BellSouth Annual Meeting of Shareholders Monday, April 26, 2004 - 9:00 a.m. eastern time

BellSouth 2004 Annual Meeting Admission Card

From: BellSouth Shareholder Services

Re: Important! Your 2004 BellSouth Proxy Voting Material

This is to notify you that BellSouth's 2004 Annual Meeting of Shareholders will be held at 9:00 a.m. eastern time, Monday, April 26, 2004 at the Cobb Galleria Centre, 2 Galleria Parkway, Atlanta, Georgia.

The link below connects you to a web page designed to serve all of your proxy-related needs. The website includes links to frequently asked questions, instructions for Internet and telephone voting, and copies of the Annual Report and Proxy Statement.

After you have reviewed the proxy material, click on the link to the secure website for online voting. If you prefer, you can call 800-435-6710 and follow the instructions to vote by telephone. You will need the control number below for both telephone and Internet voting.

The control number represents shares that you may own through the employee plans plus any shares registered directly in your name through Mellon Investor Services, transfer agent for BellSouth. It does not represent any shares you may own through a broker. You will receive a separate notice and proxy card to vote those shares.

Your unique Control Number for voting purposes is: xxxxxxxxxxx
Please retain this important number!

You will use the last 6 digits of your social security number as an initial PIN. During the voting process, you will be required to change your PIN. You must remember your new PIN if you plan to access the voting site at a future time.

NOTE: If you are experiencing problems while voting, please call toll-free 877-807-8895 FOR TECHNICAL ASSISTANCE ONLY.

For access to your proxy material and more, click here.

Please note this is the only form of notice you will receive. If you would like a hard copy of the Proxy Statement and/or Annual Report, you can download them from the Internet site or call 800-969-2372 and a copy will be mailed to you.

If you plan to attend the Annual Meeting, please bring this e-mail to use as your admission ticket.

For your convenience, the proposals are listed below. Click here to access the 2004 Proxy Statement for more details on each proposal.

Directors recommend a vote "FOR" items 1-4:

1.
Elect all Director Nominees
2.
Ratify the Independent Auditor
3.
Approve Amendment to Elect Directors Annually
4.
Approve the Stock and Incentive Compensation Plan

Directors recommend a vote "AGAINST" items 5-7:

5.
Shareholder Proposal re: Executive Compensation
6.
Shareholder Proposal re: CEO Compensation
7.
Shareholder Proposal re: Disclosure of Political Contributions

Thank you for reviewing the proxy material and voting your shares!

QuickLinks

TABLE OF CONTENTS
NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
BellSouth Answers Your Voting and Annual Meeting Questions
CORPORATE GOVERNANCE MATTERS
THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE PHILOSOPHY
COMMITTEES OF THE BOARD
INDEPENDENT DIRECTORS
BOARD, COMMITTEE AND ANNUAL MEETINGS
DIRECTOR NOMINATIONS
DIRECTOR COMPENSATION
COMMUNICATING WITH BELLSOUTH'S BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITOR FEES AND SERVICES
EXECUTIVE NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
MATTERS TO BE VOTED ON
EXECUTIVE COMPENSATION
OPTION / SAR GRANTS IN 2003
FIVE-YEAR PERFORMANCE COMPARISON
5-Year Cumulative Shareholder Return
GENERAL INFORMATION